UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Brandywine Realty Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

brandywine
REALTY TRUST

QUALITY • INNOVATION • INTEGRITY • COMMUNITY

Drexel Un

PROXY STATEMENT

2024

Notice of Annual Meeting of Shareholders

To our Shareholders:

We cordially invite you to attend the 2024 Annual Meeting of Shareholders of Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”). To enable shareholder participation from any location, the 2024 annual meeting will be held exclusively online. The annual meeting can be accessed via a live webcast at www.virtualshareholdermeeting.com/BDN2024. The annual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. You may also submit questions in advance of the annual meeting by visiting www.proxyvote.com. We will respond to as many inquiries at the annual meeting as time allows. Prior to the annual meeting you will be able to authorize a proxy to vote your shares at www.proxyvote.com on the matters submitted for shareholder approval at the annual meeting, and we encourage you to do so.

If you plan to attend the annual meeting, you will need the 16-digit control number included in your Notice of Internet Availability, on your proxy card or on the instructions that accompany your proxy materials. The annual meeting will begin promptly at 10:00 a.m. (Eastern Time). Online check-in will begin at 9:30 a.m. (Eastern Time), and you should allow ample time for the online check-in procedures.

At the annual meeting, shareholders as of the close of business on the record date will be asked to consider and vote upon the following matters, as more fully described in the Proxy Statement:

1.

To consider and vote upon the election of seven persons to the Board of Trustees of the Company, each to serve for a term expiring at the 2025 annual meeting of shareholders and until his or her successor is duly elected and qualified.

2.	To consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for calendar year 2024.

3.	To consider and vote upon the approval of a non-binding, advisory resolution on executive compensation.

4.	To transact such other business as may properly come before the meeting and at any postponement or adjournment of the meeting.

YOUR VOTE IS IMPORTANT TO US. Whether or not you plan to virtually attend the 2024 annual meeting, please authorize a proxy to vote your shares as soon as possible to ensure that your shares will be represented at the annual meeting.

By Order of the Board of Trustees

Shawn Neuman, Senior Vice President, General Counsel and Secretary

April 4, 2024

2929 Arch Street, Suite 1800 | Philadelphia, Pennsylvania 19104 | (610) 325-5600

Proxy Statement for the

Annual Meeting of Shareholders

To be held on May 23, 2024

The Annual Meeting of Shareholders of Brandywine Realty Trust (“Brandywine,” “we,” “us,” “our” or the “Company”) will be held on Thursday, May 23, 2024 at 10:00 a.m., Eastern Time. To enable shareholder participation from any location, the 2024 annual meeting will be held exclusively online. The annual meeting can be accessed via a live webcast at www.virtualshareholdermeeting.com/BDN2024. The annual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting.

At our annual meeting, we will ask you:

1.

To consider and vote upon the election of seven persons to the Board of Trustees of the Company, each to serve for a term expiring at the 2025 annual meeting of shareholders and until his or her successor is duly elected and qualified.

2.	To consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for calendar year 2024.

3.	To consider and vote upon the approval of a non-binding, advisory resolution on executive compensation.

4.	To transact such other business as may properly come before the meeting and at any postponement or adjournment of the meeting.

Only holders of record of our common shares of beneficial interest, par value $0.01 per share, as of the close of business on March 26, 2024 are entitled to notice of and to vote at the annual meeting or at any postponement or adjournment of the meeting.

Our Board of Trustees knows of no other business that will be presented for consideration at the annual meeting. If any other matter should be properly presented at the annual meeting or any postponement or adjournment of the annual meeting for action by the shareholders, the persons named in the proxy card will vote the proxy in accordance with their discretion on such matter.

On or about April 4, 2024, we mailed a Notice of Internet Availability of Proxy Materials to shareholders. This proxy statement and the form of proxy are first being furnished to shareholders on or about April 4, 2024.

Important Notice Regarding Internet Availability of Proxy Materials

We are pleased to take advantage of the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this e-proxy process will expedite shareholders’ receipt of proxy materials, lower the costs and reduce the environmental impact of our 2024 annual meeting of shareholders. We will send a full set of proxy materials or a “Notice of Internet Availability” of Proxy Materials on or about April 4, 2024 and provide access to our proxy materials over the Internet, beginning on April 4, 2024, for the holders of record and beneficial owners of our common shares as of the close of business on the record date. The Notice of Internet Availability instructs you on how to access and review the Proxy Statement and our annual report, and how to authorize a proxy to vote your shares over the Internet.

Instead of receiving paper copies of future annual reports and proxy statements in the mail, you may elect to receive an e-mail that will provide an electronic link to these documents. Choosing to receive your proxy materials online will save us the cost of producing and mailing documents to you. With electronic delivery, we will notify you by e-mail as soon as the annual report and proxy statement are available on the Internet, and you may easily submit your shareholder votes online. If you are a shareholder of record, you may enroll in the electronic delivery service at the time you vote by selecting electronic delivery if you vote on the Internet, or at any time in the future by going directly to www.proxyvote.com, selecting the “request copy” option, and following the enrollment instructions.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholders Meeting to be Held on May 23, 2024

This proxy statement, the form of proxy and our 2023 annual report to shareholders are available at www.proxyvote.com.

CAUTIONARY STATEMENTS FOR FORWARD-LOOKING INFORMATION

We have made statements in this Proxy Statement that are forward-looking and therefore are subject to risks and uncertainties. All statements in this document other than statements of historical fact are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may appear throughout this Proxy Statement. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” and terms of similar meaning are also generally intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. We caution that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond our control, that could cause our actual results to differ materially from those expressed or implied by such forward-looking statements. A detailed discussion of risks related to our business is included in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the 2023 fiscal year filed with the SEC on February 22, 2024, as supplemented by any subsequently filed Quarterly Report on Form 10-Q. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this Proxy Statement are made only as of the date of this document, unless otherwise specified, and, except as required by law, we assume no obligation, and disclaim any obligation, to update such statements to reflect events or circumstances occurring after the date of this Proxy Statement.

WEBSITES

Website addresses referenced in this proxy statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

BRANDYWINE REALTY TRUST

Business Highlights1

[1]

Please see “Compensation Discussion - Analysis Discussion” later in this proxy statement and Appendix A to this proxy statement for a discussion of non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures.

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2024 PROXY STATEMENT

Development Highlights

Schuylkill Yards West Tower at 3025 JFK,
Philadelphia, PA

Completed: 4Q 2023

One Uptown (Office Component) at
Uptown ATX, Austin, TX

Completed: 1Q 2024

2340 Dulles Corner Boulevard,
Herndon, VA

Completed: 3Q 2023

Solaris House (Residential Component) at
Uptown ATX, Austin, TX

Commenced: November 2021

Schuylkill Yards 3151 Market Street,
Philadelphia, PA

Commenced: July 2022

155 King of Prussia Road,
Radnor, PA

Commenced: January 2023

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BRANDYWINE REALTY TRUST

Environmental, Social and

Governance Snapshots

Environmental and Sustainability Snapshot

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2024 PROXY STATEMENT

Our strategic approach to managing our ESG program is rooted in our core values-driving long-term value to all stakeholders, including the communities we serve. Our portfolio reflects our commitment to sustainability and our focus on certified buildings that prioritize the health and wellbeing of employees, tenants, residents and visitors. We create dynamic, people-centric spaces that inspire connection, creativity, productivity, health, and wellness. Our developments have a lasting impact on our communities, so we invest in the communities in which we operate through rail infrastructure, green spaces, and local financing initiatives including the Community Fund and Grow Philadelphia.

Our portfolio reflects Brandywine’s commitment to sustainability, with 15.3M square feet of green certified buildings that prioritize the health and wellbeing of occupants. Sustainability and energy efficiency are incorporated into each phase of the building’s life cycle, from construction through operation. Renewable energy, including solar, is evaluated across our portfolio and our seven solar carport systems generate 4.58 MWh of energy on an annual basis. Over the past three years, 240 energy efficiency measures were implemented, resulting in a 35% reduction in energy consumption compared to 2018.

With the challenges and changes taking place across the globe over the last few years, Brandywine conducted a survey assessment to further our understanding of the ESG aspects most impactful to our business and prioritized by stakeholders. Stakeholders who participated in the survey included employees, tenants, board members, joint venture partners and vendors. Of those respondents prioritizing ESG, the most material areas identified included cybersecurity, equal pay, environmental compliance, health & safety, and energy management. These results have informed our strategy and help to ensure that our ESG program is appropriately focused to drive value, reduce risk, and increase opportunities for success.

Office Building Operations

Our operations team continually evaluates the impact our properties have on the environment by utilizing building data to implement improvements, increase efficiencies, and create new standards to drive economies in system performance. Further, we work with tenants to implement sustainable operations in their spaces through green language in lease agreements.

➢

Green Leasing: In 2022 Brandywine was among the select handful of companies to achieve Green Lease Leaders Platinum Level as recognized by the U.S. Department of Energy and the Institute for Market Transformation. Brandywine incorporates key sustainability language into our leases, covering issues such as chemical use, indoor air quality, energy efficiency, water efficiency, recycling, and other strategies to drive shared cost savings that benefit both tenant and landlord. Green leases are a tool for improving the sustainability and energy-efficiency of spaces via energy-alignment benefitting both landlord and tenant.

➢

Green Building Certification Highlights: Our 15.3M square feet of green building certified real estate represents approximately 54% of our portfolio. The certifications represented include LEED, WELL, Fitwel, Austin Energy Green Building, ENERGY STAR®, and UL Verified Healthy Building certifications. More than half of the core portfolio is ENERGY STAR® certified. All new construction projects are designed to leading healthy building standard programs including WELL and Fitwel, with an emphasis on indoor air quality and enhanced filtration, optimal humidity levels, and access to natural light and dynamic outdoor spaces.

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The Power of Partnerships

Our Vendors and Suppliers: At Brandywine, our vendors and suppliers are more than just a part of our supply chain, they are a part of the fabric which makes our communities flourish.

➢	In 2023, 21% of our construction contracts were awarded to minority owned businesses.

➢	We implement green purchasing requirements, requiring, for example, use of green cleaning products and low-flow, high-efficiency water fixtures in new construction and renovations.

➢

We support trade unions through the Construction Apprenticeship Preparation Program (CAPP), growing the ranks of minorities and women in the Philadelphia area building trade unions. We support our vendors’ rights to collective bargaining and working directly with BOMA’s Building Operators Labor Relations, Inc. (BOLR) to help ensure successful contract settlement outcomes.

Corporate Social Responsibility Snapshot

At Brandywine, we believe the value in what we do lies in the difference we can make. As such, we are committed to being good neighbors and corporate citizens in the communities in which we live and work.

Inclusive Development

➢

In collaboration with a wide range of partners, Brandywine introduced an unprecedented Neighborhood Engagement Initiative as part of Schuylkill Yards, totaling a $16+ million commitment to the surrounding community. Programs include:

➢

Grow Philadelphia Capital Fund: through a partnership with The Enterprise Center, a non-profit lender and small business technical assistance provider, we created this fund to provide low-cost capital with an interest rate of 1% directly to Philadelphia Minority Enterprises to accelerate growth, enhance employment opportunities, and drive economic development in the community. To date, we have made $1,157,608 in low-interest loans available to nascent small, local, and minority-owned businesses.

➢

Local Sourcing Initiative: to assist in creating new procurement channels for West Philadelphia businesses, we make introductions between local businesses and our tenants, and fund a 10% discount for all tenants on their first purchase of goods or services from a West Philadelphia vendor.

➢

CDC Co-Development: we hire a Community Development Corporation (CDC) for each Schuylkill Yards project, allowing the CDCs to earn revenue and build capacity for their staff, to ultimately better execute projects that enhance their community-serving mission.

➢

Community Fund: we committed to contribute a $9.3 million grant to a Community Fund managed by a consortium of local community groups, which will provide capital for affordable housing and preservation initiatives, additional small business and employment programs, community capacity building, and educational support for local public schools.

Philanthropy

Since our inception, Brandywine has partnered with an array of organizations to provide donations, funding and personnel to support the causes and advocacy that are important to both our company and our employees. Highlights of this focus include:

➢	We provide each of our employees with the opportunity to utilize three days of paid Volunteer Time Off each year to give back to nonprofit organizations of their choice.

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2024 PROXY STATEMENT

➢	Our annual Day of Caring allows our employees to support their local communities by sharing their time, talent, and dollars.

➢

Through our Matching Gift Program, we support charitable organizations by matching a donation to certain qualifying non-profit organizations to which our employees contribute, including organizations such as the American Heart Association, Alzheimer’s Association, The Leukemia & Lymphoma Society, and Habitat for Humanity.

➢

In our Philadelphia office buildings, our management teams continue to partner with eWaste and PAR Recycling -companies that specifically employ formerly-incarcerated individuals as a true “second chance.”

➢

In 2023, we expanded our partnership with our vendors to facilitate additional charitable initiatives throughout our portfolio. Some of those events included Free Haircuts for Veterans which was held in our Cira Centre lobby as well as a global PA portfolio drive in partnership with GDI and One Warm Coat; bringing safe, warm, winter weather coats and jackets to those who cannot afford one.

Employee Engagement

Our employees are our greatest assets. Their commitment to excellence in their everyday encounters helps us foster a collaborative atmosphere where internal partnerships generate creativity and inspiration. As a company, Brandywine is committed to providing equal opportunity to all employees and applicants, and to fostering a culture of diversity and inclusion within our company. We recognize that a diversity of perspectives, skills and backgrounds helps to inspire creativity and new ideas and empowers us to design exceptional environments. As part of our employee training and professional development program, our employees receive the tools they need to successfully execute our mission, while simultaneously fostering career growth. In 2023, 100% of our employees received professional training, which equates to approximately 2,700 hours, and approximately 75% of our employees received ESG-specific training. Further and to emphasize the importance of continuous learning, Brandywine offers a tuition reimbursement program to our employees for qualifying educational programs. To encourage a culture of open dialogue and provide employees with the tools to align their career development with their goals, we perform annual performance reviews that give our employees an opportunity to garner formal feedback from their managers and set objectives for career growth.

Corporate Governance Snapshot

Strong corporate governance encourages accountability and transparency, as it promotes the long-term interests of shareowners, strengthens Board and management accountability, and helps build public trust in us.

Our commitment to good corporate governance has enabled us to maintain our industry-leading ISS Governance Quality Score of 1 again in 2023 - representing the highest governance rating that can be received from ISS. In addition, Brandywine continues to maintain an A Rating from MSCI ESG Research LLC.

Highlights of our corporate governance include:

Board Diversity and Refreshment

We are committed to building and maintaining a Board with diverse experiences and backgrounds and our Trustees reflect diverse perspectives, including a complementary mix of skills, experiences and backgrounds that we believe are paramount to our ability to represent the interests of our shareholders. Representation of gender, race, ethnic, geographic, cultural or other diverse perspectives expands the Board’s understanding of the needs and viewpoints of our shareholders, tenants, employees and other stakeholders. As part of our ongoing commitment to creating a balanced Board with diverse viewpoints and deep industry expertise, we regularly add new Trustees to infuse new ideas and fresh

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BRANDYWINE REALTY TRUST

perspectives in the boardroom. In the last five years, two new independent Trustees have been elected or appointed to the Board in replacement of two of our former Trustees. One of our two new Trustees is self-identified female, and both are self-identified as diverse based on race or ethnicity. See “Proposal 1: Election of Trustees – Trustee; Nominees“.

Board Structure

➢	All of our Trustees are independent other than our President and CEO

➢	Separate Board Chair and Chief Executive Officer

➢	Trustees are elected annually

➢	Robust role for Lead Independent Trustee, who chairs the Board

➢	Open communication and effective working relationships among Trustees with regular access to management

➢	Active year-round shareholder outreach and engagement

➢	Majority voting in uncontested elections

➢	Resignation policy for any Trustee who does not receive majority support
➢	Robust Trustee and officer share ownership requirements

➢	Anti-hedging policy and anti-pledging policy by Trustees and executive officers

➢	Regular executive sessions of independent Trustees

➢	Two Audit Committee members are “audit committee financial experts”

➢	Risk oversight by full Board and Committees

➢	Annual Board and Committee self-assessment

➢	Express Board diversity commitment in Corporate Governance Principles

➢	Regular Trustee succession planning and Board refreshment

➢	Two of our seven Trustee nominees have tenures of five years or fewer

Shareholder Rights

➢	Proxy access provisions in our Bylaws

➢	No poison pill

➢	Shareholders have the right to call a special meeting

➢	As a Maryland REIT, we have opted out of the Maryland Unsolicited Takeover Act (MUTA) and the Maryland Business Combination Act

➢	Simple majority vote requirement for mergers requiring a shareholder vote

➢	Our shareholders have the power to amend our Bylaws

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2024 PROXY STATEMENT

THE SCHUYLKILL YARDS MASTER PLAN CONTINUES TO COME TO LIFE

with the delivery of **3025 JFK**, a 28-story mixed-use tower and the development's first ground-up project, and the topping out of **3151 Market**, a 12-story life science building.

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BRANDYWINE REALTY TRUST

Information about the Meeting and Voting

How Can I Participate in the Annual Meeting?

You can access the virtual annual meeting at the meeting time by visiting www.virtualshareholdermeeting.com/BDN2024. By hosting the annual meeting online, we are able to communicate more effectively with our shareholders, enable increased attendance and participation, reduce costs and increase overall safety for both the Company and our shareholders. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting.

If you plan to attend the annual meeting online, you will need the 16-digit control number included in your Notice of Internet Availability, on your proxy card or on the instructions that accompany your proxy materials. The annual meeting will begin promptly at 10:00 a.m. (Eastern Time). Online check-in will begin at 9:30 a.m. (Eastern Time), and you should allow ample time for the online check-in procedures.

What Am I Voting on?

Our Board of Trustees is soliciting your vote for:

➢

The election of seven Trustees, each to serve for a term expiring at the 2025 annual meeting of shareholders and until his or her successor is duly elected and qualified. Each of the seven individuals nominated for election is currently serving on our Board.

➢	Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2024.

➢	Approval of a non-binding, advisory resolution on executive compensation.

If any other matter should be properly presented at the annual meeting or any postponement or adjournment of the meeting for action by the shareholders, the persons named in the proxy card will vote the proxy in accordance with his or her discretion on such matter.

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2024 PROXY STATEMENT

What Are the Board’s Recommendations?

Our Board recommends that you vote:

FOR the election to the Board of each of the seven nominees identified in this proxy statement, with each to serve as a Trustee for a term expiring at the 2025 annual meeting of shareholders and until his or her successor is duly elected and qualified.

FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2024.

FOR the approval of a non-binding, advisory resolution on executive compensation.

Who Is Entitled to Vote?

Holders of common shares of beneficial interest, par value $0.01 per share, or common shares, of record as of the close of business on March 26, 2024 are entitled to notice of and to vote at the annual meeting. Common shares may be voted only if the shares are represented by proxy or in person by the record holder attending the annual meeting via webcast. As of the record date, 172,270,907 common shares were issued and outstanding and entitled to vote. In addition, as of the record date, 515,595 common partnership units in Brandywine Operating Partnership, L.P. were issued and outstanding. Subject to certain conditions, these partnership units are exchangeable on a one-for-one basis for common shares. These partnership units are not entitled to vote at the annual meeting.

How Do I Vote?

Shareholders of Record

If you are a shareholder of record, there are several ways for you to vote your common shares at the annual meeting:

Voting by Internet

You may vote your shares through the Internet by signing on to the website identified on the proxy card and following the procedures described on the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to authorize a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card.

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BRANDYWINE REALTY TRUST

Voting by Mail

If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted:

1.  FOR the election to our Board of each of the seven nominees identified in this proxy statement, with each to serve as a Trustee for a term expiring at the 2025 annual meeting of shareholders and until his or her successor is duly elected and qualified;

2.  FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2024; and

3.  FOR the approval of a non-binding, advisory resolution on our executive compensation.

Voting by Telephone	You may vote your shares by telephone by calling toll-free 1-800-690-6903. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to authorize a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

Attendance at Virtual Meeting

The annual meeting will be a virtual meeting of shareholders and you may vote virtually at the annual meeting. Even if you plan to attend the virtual meeting via live webcast, we recommend that you submit your proxy card or voting instructions, or vote by telephone or the Internet by the deadline so that your vote will be counted even if you decide not to attend the virtual meeting.

Beneficial Owners

If you are a shareholder whose shares are held in “street name” (i.e., in the name of a broker or other custodian), you may vote the shares at the annual meeting only if you obtain a legal proxy from the broker or other custodian giving you the right to vote the shares. Alternatively, you may have your shares voted at the meeting by following the voting instructions provided to you by your broker or custodian. Although most brokers offer voting by mail, telephone and via the Internet, availability and specific procedures will depend on their voting arrangements. If you do not provide voting instructions to your broker or other custodian, your shares are referred to as “uninstructed shares.” Under rules of the New York Stock Exchange, your broker or other custodian does not have discretion to vote uninstructed shares on non-routine matters, such as Proposals 1 or 3. Your broker or other custodian does have discretion to vote your shares on Proposal 2.

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2024 PROXY STATEMENT

How May I Revoke or Change My Vote

You may revoke your proxy at any time before it is voted at the Meeting by any of the following methods:

Submitting a later-dated proxy by mail, over the telephone by calling toll-free 1-800-690-6903 or through the Internet by signing on to the website identified on the proxy card.

Sending a written notice to our Secretary. You must send any written notice of a revocation of a proxy so as to be delivered before the closing of the vote at the annual meeting to:

Brandywine Realty Trust 2929 Arch Street, Suite 1800 Philadelphia, Pennsylvania 19104 Attention: Shawn Neuman, Senior Vice President, General Counsel and Secretary

Attending the annual via webcast and voting your shares. Your attendance at the meeting will not in and of itself revoke any previously delivered proxy. You must also vote your shares at the meeting.

What Constitutes a Quorum?

The holders of a majority of the outstanding common shares entitled to vote at the annual meeting must be present in person via attendance by live webcast or by proxy to constitute a quorum. Unless a quorum is present at the meeting, no action may be taken at the meeting except the adjournment thereof to a later time. All valid proxies returned will be included in the determination of whether a quorum is present at the meeting. The shares of a shareholder whose ballot on any or all proposals is marked as “abstain” will be treated as present for quorum purposes. “Broker non-votes,” as discussed below, will be considered as present for determining a quorum.

What Is a Broker Non-Vote?

A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner returns a properly-executed proxy but does not cast a vote on a particular proposal because the broker or nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

What Vote Is Required to Approve Each Proposal?

Voting Rights Generally. Each common share is entitled to one vote on each matter to be voted on at the annual meeting. Shareholders have no cumulative voting rights. The advisory vote on Proposal 3 is non-binding, as provided by law. However, our Board will review the results of the votes and, consistent with our record of shareowner engagement, will take them into account in making a determination concerning executive compensation.

Election of Trustees. Our Bylaws provide that, in an uncontested election, a nominee for Trustee is elected only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee. The majority voting standard would not apply in contested elections, and Trustees are elected by a plurality of the votes cast in a contested election.

The majority voting standard will apply to the election of Trustees at the annual meeting. Accordingly, a nominee for election to the Board will be elected if such nominee receives the affirmative vote of a majority of the total votes cast for

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and against such nominee. Broker non-votes, if any, and abstentions will not be treated as votes cast for the election of a Trustee and will have no effect on the results of the vote, although they will be considered present for the purpose of determining the presence of a quorum. In the absence of specific direction, common shares represented by a proxy will be voted “FOR” the election of all nominees.

Our Bylaws provide that a Trustee nominated for re-election who fails to receive the required number of votes for re-election must tender his or her offer to resign to our Board of Trustees for its consideration. The Corporate Governance Committee will act on an expedited basis to determine whether it is advisable to accept the Trustee’s resignation and will submit the recommendation for prompt consideration by our Board. Our Board will act on the tendered offer of resignation within 90 days following certification of the shareholder vote and will promptly and publicly disclose its decision. The Trustee whose offer of resignation is under consideration will abstain from participating in any decision regarding his or her offer of resignation. If the offer of resignation is not accepted, the Trustee will continue to serve until the next annual meeting of shareholders and until the Trustee’s successor is duly elected and qualified or until the Trustee’s earlier resignation or removal. The Corporate Governance Committee and our Board may consider any factors they deem relevant in deciding whether to accept a Trustee’s offer of resignation.

Ratification of Appointment of Independent Registered Public Accounting Firm. Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2024 requires the affirmative vote of a majority of all of the votes cast on this Proposal. Abstentions and broker non-votes, which are not treated as votes cast, will therefore have no effect on the results of such vote. In the absence of specific direction, common shares represented by a proxy will be voted “FOR” the ratification of our independent registered public accounting firm.

Non-Binding, Advisory Vote on Executive Compensation. Approval, by non-binding vote, of our executive compensation requires the affirmative vote of a majority of all of the votes cast on this Proposal. Abstentions and broker non-votes, which are not treated as votes cast, will therefore have no effect on the results of such vote. In the absence of specific direction, common shares represented by a proxy will be voted “FOR” the approval of our executive compensation.

Who Counts the Votes?

We have engaged Broadridge Financial Solutions, Inc. (“Broadridge”) as our independent agent to receive and tabulate votes. Broadridge will separately tabulate “for” and “against” votes, abstentions and broker non-votes. We have also retained an independent inspector of elections to certify the results, report on the existence of a quorum and the validity of proxies and ballots.

What Does it Mean if I Receive More Than One Proxy Card?

Some of your shares may be registered differently or are in more than one account. You should vote each of your accounts by telephone or the Internet or mail. If you mail proxy cards, please sign, date and return each proxy card to assure that all of your shares are voted. If you hold your shares in registered form and wish to combine your shareholder accounts in the future, you should contact our transfer agent, Computershare, at (888) 985-2061; outside the U.S., (781) 575-2879. Combining accounts reduces excess printing and mailing costs, resulting in savings for us that benefit you as a shareholder.

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2024 PROXY STATEMENT

What if I Receive Only One Set of Proxy Materials Although There Are Multiple Shareholders at My Address?

If you and other residents at your mailing address own common shares you may have received a notice that your household will receive only one annual report, proxy statement and Notice of Internet Availability of Proxy Materials. If you hold common shares in street name, you may have received this notice from your broker or other custodian and the notice may apply to each company in which you hold shares through that broker or custodian. This practice of sending only one copy of proxy materials is known as “householding.” We do this to conserve natural resources. If you did not respond to a timely notice that you did not want to participate in householding, you were deemed to have consented. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by calling telephone number (866) 540-7095. The revocation of your consent to householding will be effective 30 days following its receipt. If you did not receive an individual copy of this proxy statement, our annual report and Notice of Internet Availability of Proxy Materials, we will send a copy to you, free of charge, if you address your written request to Brandywine Realty Trust, 2929 Arch Street, Suite 1800, Philadelphia, Pennsylvania 19104, Attention: Shawn Neuman or by calling Mr. Neuman at (610) 832-7756. If you are receiving multiple copies of our annual report, proxy statement and Notice of Internet Availability of Proxy Materials, you may request householding by contacting Mr. Neuman in the same manner.

How Do I Submit a Shareholder Proposal for Next Year’s Annual Meeting?

Shareholder proposals may be submitted for inclusion in the proxy statement for our 2025 annual meeting of shareholders in accordance with rules of the Securities and Exchange Commission (“SEC”). See “Other Information – Proposals Pursuant to Rule 14a-8” later in this proxy statement. In addition, eligible shareholders are entitled to nominate and include in our proxy statement for our 2025 annual meeting Trustee nominees, subject to limitations and requirements in our Bylaws. See “Other Information – Proxy Access Trustee Nominees” later in this proxy statement. Any shareholder who wishes to propose any business at the 2025 annual meeting other than for inclusion in our proxy statement pursuant to Rule 14a-8 or nominees for election as Trustees pursuant to the proxy access provisions in our Bylaws, must provide timely notice and satisfy the other requirements in our Bylaws. See “Other Information – Other Proposals and Nominees” later in this proxy statement. Proposals should be sent via registered, certified, or express mail to Shawn Neuman, Senior Vice President, General Counsel and Secretary, Brandywine Realty Trust, 2929 Arch Street, Suite 1800, Philadelphia, Pennsylvania 19104.

Will I Receive a Copy of the Annual Report and Form 10-K?

We have furnished our 2023 Annual Report with this proxy statement. The 2023 Annual Report includes our audited financial statements, along with other financial information about us, and is not part of the proxy solicitation materials.

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BRANDYWINE REALTY TRUST

You may obtain a free copy of our Form 10-K, which also includes the audited financial statements of Brandywine Operating Partnership, L.P., our operating partnership subsidiary, by one of the following:

Accessing our Internet site at http://www.brandywinerealty.com and clicking on the “Investor Relations” link	Writing to our Senior Vice President, General Counsel and Secretary, Shawn Neuman, at 2929 Arch Street, Suite 1800 Philadelphia, Pennsylvania 19104	Calling Mr. Neuman at: (610) 832-7756

You may also obtain a copy of our Form 10-K and other periodic filings and current reports from the SEC’s EDGAR database at www.sec.gov.

How Can I Access the Proxy Materials Electronically?

This proxy statement and our 2023 Annual Report are available on our website at www.proxyvote.com. Instead of receiving copies of future annual reports, proxy statements, proxy cards and Notices of Internet Availability of Proxy Materials, by mail, shareholders may elect to receive an email that will provide electronic links to our proxy materials and the proxy voting site. Choosing to receive your future proxy materials or Notices of Internet Availability of Proxy Materials online will save us the cost of producing and mailing documents to you and help conserve natural resources. You may sign up for electronic delivery by visiting www.proxyvote.com.

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2024 PROXY STATEMENT

BRANDYWINE RECEIVED RECOGNITION AS AN INDUSTRY LEADER IN ESG

including a 5-star rating from GRESB, Dynergy Energy's Leadership in Sustainability Award, and an A rating of our GRESB – TCFD alignment.

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Proposal 1: Election of Trustees

We first ask that you vote to elect to our Board each of the seven persons nominated by our Board of Trustees to serve for a term expiring at the 2025 annual meeting of shareholders and until his or her successor is duly elected and qualified. Each of the seven nominees is currently a Trustee. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of Trustees.

Trustee Criteria, Qualifications, Experience and Tenure

We are one of the largest publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia and Austin markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage principally an urban, town center and transit-oriented portfolio comprising 158 properties and approximately 22.4 million square feet as of December 31, 2023.

Our business and affairs are managed under the direction of our Board of Trustees. Our Corporate Governance Principles contain Board membership qualifications and we strive for a mix of skills, experience and perspectives that foster a dynamic and effective Board. In selecting nominees, the Board and its Corporate Governance Committee assess the independence, character and acumen of candidates and endeavor to establish areas of core competency of the Board, including, among others, industry knowledge and experience; management, accounting and finance expertise; and demonstrated business judgment, leadership and strategic vision. Moreover, our Board values diversity of backgrounds, experiences, ethnicity, gender, perspectives and leadership in different fields when identifying nominees.

Our Board and its Corporate Governance Committee consider Trustee tenure in making Board nomination decisions and believe that it is desirable to maintain a mix of longer-tenured, experienced Trustees and newer Trustees with fresh perspectives. We also believe that longer-tenured, experienced Trustees are a significant strength of the Board, given Brandywine’s size and range of activities.

Below, we identify the key experiences, qualifications and skills our Trustee nominees bring to the Board and that the Board considers important in light of our business and industry.

➢

Industry Knowledge and Experience. We seek Trustees with experience as executives, directors or other leadership positions, including in commercial real estate, finance and accounting, because our success depends on acquiring, developing and leasing attractive real estate for the communities in which we have a presence, and raising and investing capital prudently to grow our portfolio with high-yielding assets. This experience is critical to the Board’s ability to understand our portfolio and business, assess our competitive position within the commercial real estate markets in which we operate, assess the strengths and weaknesses of our competitors, maintain awareness of trends and innovations in commercial real estate and real estate capital markets, and evaluate potential acquisitions and our acquisition and growth strategy.

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2024 PROXY STATEMENT

➢

Management, Accounting and Finance Expertise. We believe that an understanding of management practices, finance and financial reporting processes is important for our Trustees. We value management experience as it provides a practical understanding of organizations, processes, strategies, risk management and the methods to drive change and growth that permit the Board to identify and recommend improvements to our operations, leasing and marketing approaches and portfolio strategy. A strong understanding of accounting and finance is important for ensuring the integrity of our financial reporting and critically evaluating our performance. We currently have two Trustees who qualify as audit committee financial experts and expect all of our Trustees to be financially knowledgeable.

➢

Business Judgment, Leadership and Strategic Vision. We believe that Trustees with experience in significant leadership positions demonstrate excellent business judgment, leadership skills and strategic vision. We seek Trustees with these characteristics as they bring special insights to Board deliberations and processes. We also believe that Trustees who have served as senior executives are in a position to challenge management and contribute practical insight into business strategy and operations. In addition, many of our Trustees have experience as directors or trustees of academic, research, nonprofit, and philanthropic institutions, and bring valuable perspectives from these experiences.

➢	Governance Expertise. A deep understanding of a corporate board’s duties and responsibilities enhances Board effectiveness and ensures independent oversight that is aligned with shareholder interests.

The Board and its Corporate Governance Committee evaluate the Board’s own composition in the context of the diverse experiences and perspectives that the Trustees collectively bring to the boardroom.

Their backgrounds provide the Board with vital insights in areas such as:

Commercial Real Estate	Accounting and Financial	Risk Management

Mergers and Acquisition	Business Administration and Operations	Governmental and Regulatory Affairs

Marketing and Sales	Capital Deployment and Capital Markets	Executive Leadership and Talent Development

Tenant and Customer Perspective	Sustainability and Corporate Responsibility	Technology & Cybersecurity

The experiences, qualifications and skills of each Trustee that the Board considered in his or her nomination are included below the Trustees’ individual biographies on the following pages. The Board concluded that each nominee should serve as a Trustee based on the specific experience and attributes listed below each Trustees’ biography and the Board’s knowledge of each nominee, including the insight and collegiality each nominee is expected to bring to the Board’s functions and deliberations.

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Annual Board Evaluation Process

The Board recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and board effectiveness. The evaluation processes utilized by the Board are designed and implemented under the direction of the Corporate Governance Committee and aim to assess Board and Committee effectiveness as well as individual Trustee performance and contribution levels. The Corporate Governance Committee and full Board consider the results of the annual evaluations in connection with their review of Trustee nominees to ensure the Board continues to operate effectively.

Each year, our Trustees complete governance questionnaires and self-assessments. In addition, the Chair of the Corporate Governance Committee coordinates in-depth interviews with each of our Trustees to solicit their feedback. These questionnaires and assessments and feedback from the interviews facilitate a candid assessment of: the Board’s performance in areas such as business strategy, risk oversight, talent development and succession planning and corporate governance; the Board’s structure, composition and culture; and the mix of skills, qualifications and experiences of our Trustees.

Trustees; Nominees

The Board, upon the recommendation of the Corporate Governance Committee, has nominated each of the seven individuals identified below for election at the annual meeting and unanimously recommends that shareholders vote FOR the election of each of the nominees as Trustee. Each nominee is currently a Trustee and each nominee has agreed to serve if elected. The Trustees have no reason to believe that any of the nominees will be unable or unwilling to be a candidate for election at the time of the annual meeting. If any nominee is unable or unwilling for good cause to serve on our Board, the persons named in the proxy will use their discretion in selecting and voting for a substitute candidate or the Board may reduce the number of Trustees. Each individual elected as a Trustee at the meeting will serve for a term expiring at the next annual meeting of shareholders and until his or her successor is elected and qualified.

NAME	AGE	Trustee Since	CURRENT POSITION
James C. Diggs	75	2011	Non-Executive Chair of the Board and Trustee
Gerard H. Sweeney	67	1994	President, Chief Executive Officer and Trustee
Reginald DesRoches	56	2021	Trustee
H. Richard Haverstick, Jr.	71	2016	Trustee
Terri A. Herubin	62	2018	Trustee
Joan Lau	53	2023	Trustee
Charles P. Pizzi	73	1996	Trustee

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2024 PROXY STATEMENT

Experience, Qualifications, Attributes and Skills

	DIGGS	SWEENEY	DESROCHES	HAVERSTICK	HERUBIN	LAU	PIZZI

Commercial Real Estate	«	«	«	«	«		«

Accounting and Financial	«	«		«	«	«	«

Risk Management	«	«	«	«	«	«

Mergers and Acquisitions	«	«		«		«	«

Business Administration and Operations	«	«	«	«	«	«	«

Governmental and Regulatory Affairs	«	«	«	«	«	«	«

Marketing and Sales	«	«	«		«	«	«

Capital Deployment and Capital Markets	«	«		«	«	«	«

Executive Leadership and Talent Development	«	«	«	«	«	«	«

Tenant and Customer Perspective		«		«	«	«	«

Sustainability and Corporate Responsibility	«	«	«	«	«	«	«

Technology & Cybersecurity		«	«	«	«	«

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Diversity

	Gender		Race/Ethnicity

Trustee	Female	Male	African American/ Black	American Indian/ Alaska Native	Asian	Caucasian/ White	Hispanic/ Latino	Pacific Islander
James C. Diggs		●	●
Gerard H. Sweeney		●				●
Reginald DesRoches		●	●
H. Richard Haverstick, Jr.		●				●
Terry A. Herubin	●					●
Joan Lau, PhD	●				●
Charles P. Pizzi		●				●

(1)	The Trustee nominee snapshot sets forth information regarding the self-identification selections that our Trustees consented to be disclosed in this Proxy Statement.

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2024 PROXY STATEMENT

The following are biographical summaries of the individuals nominated for election at the annual meeting.

James C. Diggs

Non-Executive Chair of the Board and Independent Trustee

Mr. Diggs was first elected a Trustee on March 21, 2011 and was appointed our non-executive Chair of the Board on May 18, 2022. He is also a director of Allegheny Technologies, Inc. (NYSE: ATI).

From 1997 until his retirement in June 2010, Mr. Diggs served as Senior Vice President and General Counsel of PPG Industries, Inc. (NYSE: PPG) (“PPG”), a producer of coatings and glass products. From 2004 to September 2009, Mr. Diggs also served as Corporate Secretary of PPG. Prior to joining PPG, Mr. Diggs was a Vice President and Assistant General Counsel of TRW Inc. and a former Assistant U.S. Attorney for the U.S. Department of Justice in Cleveland.

Mr. Diggs holds both his bachelor’s degree and his J.D. from Case Western Reserve University.

Qualifications, Attributes, Skills and Experience: Legal and risk oversight expertise; complex regulatory; environment, health and safety; financial reporting, accounting and controls; executive leadership; and corporate and community experience.

Gerard H. Sweeney

President, Chief Executive Officer and Trustee

Mr. Sweeney has served as President, Chief Executive Officer and Trustee of Brandywine since the Company’s founding in 1994. Mr. Sweeney has overseen the growth of Brandywine from four properties and a total market capitalization of less than $5 million to over 24 million square feet and a total market capitalization of approximately $5 billion. Prior to 1994, Mr. Sweeney served as Vice President of LCOR, Incorporated (“LCOR”), a real estate development firm. Mr. Sweeney was employed by the Linpro Company (a predecessor of LCOR) from 1983 to 1994 and served in several capacities, including Financial Vice President and General Partner. During this time, Mr. Sweeney was responsible for the marketing, management, construction, asset management and financial oversight of a diversified portfolio consisting of urban high-rise, mid-rise, flex, warehouse and distribution facilities, retail and apartment complexes. Mr. Sweeney holds a B.S. in Economics from West Chester University in West Chester, Pennsylvania.

Mr. Sweeney is a member of the Real Estate Roundtable, the National Association of Real Estate Investment Trusts, the Urban Land Institute, Chairman of the Schuylkill River Development Corporation, Chairman of the Center City District Foundation, and Chairman of the board for the Philadelphia Regional Port Authority. Additionally, Mr. Sweeney serves on the boards of several other Philadelphia-based organizations. Mr. Sweeney is also co-founder and co-CEO of Bonomo Turkish Taffy LLC.

Qualifications, Attributes, Skills and Experience: Senior executive, with ability to drive and oversee our business strategy; detailed knowledge and unique perspective regarding our strategic and operational opportunities and challenges and our competitive and financial positioning.

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Reginald DesRoches

Independent Trustee

Dr. DesRoches was first elected a Trustee on May 18, 2021. Dr. DesRoches was appointed President of Rice University on July 1, 2022. Prior to that, he served as Rice University’s Provost since 2020. As the University’s President, Dr. DesRoches is the chief administrative officer of the University and its 7,500 students, seven schools and more than 700 faculty. He is responsible for advancing the University’s teaching, research, and service mission and providing leadership and direction for all aspects of the University.

Dr. DesRoches previously served as the Williams and Stephanie Sick Dean of Engineering at the George R. Brown School of Engineering at Rice University. Prior to that, he was chair of the School of Civil & Environmental Engineering at Georgia Tech.

A member of the National Academy of Engineering, Dr. DesRoches’ distinctive research record has been recognized for its impact and innovation. He is a fellow of the American Society of Civil Engineers and the Structural Engineering Institute, chairs the advisory board of the Natural Hazards Engineering Research Infrastructure (NHERI) Simulation Center, is on the Haliburton Labs Clean Energy Accelerator advisory board, and is on the board of directors of Texas Instruments Incorporated (Nasdaq: TXN). Dr. DesRoches previously served as chair of the National Construction Safety Team Advisory Committee (NCST).

He received his B.S. in Mechanical Engineering, and Ph.D. in Civil Engineering, both from the University of California, Berkeley.

Qualifications, Attributes, Skills and Experience: Commercial real estate; risk management; business administration and operations; governmental and regulatory affairs; marketing and sales; executive leadership and talent development; sustainability and corporate responsibility; technology.

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2024 PROXY STATEMENT

H. Richard Haverstick, Jr.

Independent Trustee

Mr. Haverstick was first elected a Trustee on December 6, 2016. Mr. Haverstick is an emeritus trustee and former chair of the Board of Trustees of Jefferson Health and Thomas Jefferson University and also served as Interim CEO of Jefferson Health and President of Thomas Jefferson University. He also currently serves as the chair of the Board of Visitors of the Temple University Fox School of Business and as the chair of the advisory board to the accounting department at Temple University. Mr. Haverstick previously served as trustee and audit committee member of Actua Corporation, the BMT Investment Fund and the Global Beta ETF Series of Funds.

Mr. Haverstick spent nearly 40 years with Ernst & Young LLP, where he served in many senior leadership roles, including managing partner of the Philadelphia Office, Global Financial Services partner, MidAtlantic and Southeast Region banking leader and Mid-Atlantic Region partner-in-charge of human resources.

Mr. Haverstick has served in a variety of roles at civic and charitable organizations including board positions with The Greater Philadelphia Chamber of Commerce, The Greater Philadelphia CEO Council for Growth, the Philadelphia Bar Foundation, The Southeast Pennsylvania Chapter of the American Red Cross, The Philadelphia Arts and Business Council, the Penjerdel Council, the Greater Philadelphia First Corporation and Movement Theater International. Mr. Haverstick holds a bachelor’s degree in Business Administration from Temple University’s Fox School of Business.

Qualifications, Attributes, Skills and Experience: Financial expertise, including in financial reporting, accounting and controls; risk management; finance; executive leadership; and corporate and community experience.

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Terri A. Herubin

Independent Trustee

Ms. Herubin was first elected a Trustee on May 23, 2018. Ms. Herubin joined Greystar, a global multifamily-focused firm, in 2019 and is a Senior Managing Director, responsible for overseeing two of the company’s flagship perpetual life funds. She also serves as practice leader for the firm’s other domestic and international open-end investment vehicles. Ms. Herubin is a member of W/X, New York Women Executive in Real Estate, and of the Pension Real Estate Association, for which she has been a speaker at their bi-annual meetings and a past member of the PREA-IPD Advisory Board.

From 2017 until 2019, Ms. Herubin served as Managing Director, Senior Product Specialist for Real Estate, for Angelo Gordon, a private investment advisor. From 2012 until 2017, Ms. Herubin served as a Managing Director at Barings Real Estate, a private investment manager, where she was lead portfolio manager of the firm’s core open-end fund and a member of its investment committee. She joined Barings from the Townsend Group, where, as a portfolio manager in the firm’s investment management group between 2009 and 2012, she led the underwriting of U.S. commingled fund mandates. Prior to her tenure at Townsend, Ms. Herubin was a co-portfolio manager for the New York State Teachers’ Retirement System’s equity real estate portfolio.

Ms. Herubin graduated from the University of Illinois at Urbana-Champaign with a B.A. in Urban Planning and holds a J.D. from Brooklyn Law School, where she was an editor of the Brooklyn Law Review.

Qualifications, Attributes, Skills and Experience: Real estate; finance; capital markets; complex regulatory; risk management technology. Extensive experience in all aspects of commercial real estate investments and finance.

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2024 PROXY STATEMENT

Joan Lau, PhD

Independent Trustee

Dr. Lau was first elected a Trustee on December 6, 2022, effective as of February 1, 2023. Dr. Lau brings to the Board more than 20 years of executive leadership experience, including as chief executive officer, chief operating officer and director. In 2016, Dr. Lau co-founded Talee Bio, renamed Spirovant Sciences Inc. subsequent to its acquisition, a company focused on the discovery and development of gene therapies for respiratory diseases. Dr. Lau became, and continues as, its Chief Executive Officer. Since 2013, Dr. Lau has been a co-founder and partner of Militia Hill Ventures, a firm that creates and builds innovative life science entities. Dr. Lau also serves as director of the Philadelphia Orchestra and Kimmel Center, Inc., RiboNova Inc. and Rockwell Medical; and trustee of the University of Pennsylvania. Dr. Lau previously served as a director of Renovacor, Inc.

Dr. Lau earned an MBA from the Wharton School at the University of Philadelphia, a PhD in Medical Neuroscience from the University of Cincinnati College of Medicine, and a BSE in Bioengineering from the University of Pennsylvania.

Qualifications, Attributes, Skills and Experience: Accounting and financial; risk management; mergers and acquisitions; business administration and operations; governmental and regulatory affairs; marketing and sales; capital deployment and capital markets; executive leadership and talent development; tenant and customer perspective; sustainability and corporate responsibility; and technology.

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Charles P. Pizzi

Independent Trustee

Mr. Pizzi was first elected a Trustee on August 22, 1996. Mr. Pizzi is the retired president, director and chief executive officer of Tasty Baking Company, manufacturer of Tastykake branded snack cakes. He served in these positions from 2002 to May 2011. Prior to leading Tasty Baking Company, Mr. Pizzi served as president and chief executive officer of the Greater Philadelphia Chamber of Commerce, vice-chairman of the American Chamber of Commerce Executives and chairman of the Metro Council of Presidents.

His career includes work with the transition teams for the former Pennsylvania Governor Tom Ridge and the former Philadelphia Mayor Ed Rendell, as well as commerce director for the City of Philadelphia. Mr. Pizzi currently serves as the chairman of the board of directors of Independence Health Group, where he has been a member since 1991; a trustee of Pennsylvania Real Estate Investment Trust since May 2013; a trustee emeriti of Drexel University; and a trustee of Mistras Group Inc. Mr. Pizzi was a director of the Federal Reserve Bank of Philadelphia from 2006 to December 2011, serving as chairman from January 2010 to December 2011. He also previously served as a director of the Philadelphia Stock Exchange from 1998 until it was acquired by NASDAQ in July 2008; on the board of governors of NASDAQ OMX PHLX, Inc. from August 2008 to March 2009; as a director of Allied Security Holdings LLC from 2011 to 2016; and as a director of PHH Corporation from 2011 to 2018. Mr. Pizzi holds a bachelor’s degree from LaSalle University and a master’s degree from the University of Pennsylvania.

Qualifications, Attributes, Skills and Experience: Government and public policy; finance; financial reporting, accounting and controls; capital markets; risk management; extensive financial and risk oversight experience; executive leadership.

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2024 PROXY STATEMENT

Committees of the Board of Trustees

Our Board of Trustees has standing Audit, Compensation, Corporate Governance and Executive Committees.

The table below provides 2023 membership information for each of the Board Committees and 2023 meeting information.

								2023 Meetings
	DIGGS	SWEENEY	DESROCHES	HAVERSTICK	HERUBIN	LAU	PIZZI

Audit				(Chair)				11

Compensation							(Chair)	6

Corporate Governance					(Chair)			3

Executive		(Chair)						4

The table below provides expected membership information for each of the Board Committees, effective immediately following the annual meeting.

	DIGGS	SWEENEY	DESROCHES	HAVERSTICK	HERUBIN	LAU	PIZZI

Audit				(Chair)

Compensation							(Chair)

Corporate Governance					(Chair)

Executive		(Chair)

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Audit Committee

Our Audit Committee assists our Board in overseeing:

➢	the quality and integrity of our financial statements;

➢	our compliance with legal and regulatory requirements;

➢

our policies and practices for risk assessment and risk management, including risks related to financial statements, financial reporting and disclosure processes, financial and other internal controls, accounting, legal/compliance matters, information technology and cybersecurity and data privacy, and steps taken by management to control these risks; and

➢	related party transactions.

Our Audit Committee has sole authority to appoint, compensate, oversee and replace our independent registered public accounting firm. Our Audit Committee reviews its internal quality-control procedures, assesses its independence and reviews all relationships between us and our independent registered public accounting firm.

Our Audit Committee:

➢	Approves the scope of the annual internal and external audit;

➢	Pre-approves all audit and non-audit services and the related fees;

➢	Reviews our consolidated financial statements and disclosures in our reports on Form 10-K and Form 10-Q;

➢	Monitors our system of internal controls over financial reporting and reviews the integrity of our financial reporting process;

➢

Establishes and oversees procedures for (a) complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

➢

Reviews disclosures from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independence of accountant’s communications with the audit committee; and

➢	Oversees Management’s governance and management of cybersecurity risks and strategies.

Our Audit Committee relies on the expertise and knowledge of management, our internal auditors, and our independent registered public accounting firm in carrying out its oversight responsibilities.

Each member of our Audit Committee is independent within the meaning of the SEC regulations, the listing standards and requirements of the New York Stock Exchange and our Corporate Governance Principles. Each member is financially literate, knowledgeable and qualified to review financial statements. The charter of our Audit Committee requires such independence and financial literacy as a condition to continued membership on the Audit Committee. Mr. Haverstick and Ms. Lau are qualified as “audit committee financial experts” under SEC regulations.

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2024 PROXY STATEMENT

Compensation Committee

Our Compensation Committee is responsible for:

➢	reviewing, evaluating and approving compensation plans and programs for our Trustees and senior executives;

➢

annually reviewing and approving corporate goals and objectives relevant to compensation of our President and CEO and other senior executives and evaluating performance in light of these goals and objectives;

➢

reviewing and discussing with the full Board, and overseeing risk management related to, our compensation philosophy and programs and whether our compensation programs for employees create incentives for employees to take inappropriate or excessive risk; and

➢

retaining and terminating any consultant or outside advisor to the Compensation Committee (and the Compensation Committee has sole authority to approve any such consultant’s or advisor’s fees and other terms of engagement).

Our Compensation Committee has retained Pay Governance LLC as its independent consultant. We describe the role of the Compensation Committee’s consultant in the “Compensation Discussion and Analysis” later in this proxy statement.

Each member of our Compensation Committee meets the independence requirements of the New York Stock Exchange and our Corporate Governance Principles. The charter of our Compensation Committee requires such independence as a condition to continued membership on the Compensation Committee.

For information on the process and procedures of our Compensation Committee, please see “Compensation Discussion and Analysis - Decision Making.”

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of the Company. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any company that has an executive officer serving as a member of our Board.

Corporate Governance Committee

Our Corporate Governance Committee is responsible for:

➢	identifying and recommending individuals qualified to become members of our Board;

➢	recommending to our Board any changes in our Corporate Governance Principles;

➢	leading our Board in its annual review of Board performance, and making recommendations regarding Board and Board Committee structure, organization, membership, function and effectiveness;

➢	recommending to our Board Trustee nominees for each Board Committee;

➢	assisting our Board in succession planning and talent development, including in identifying and evaluating potential successors to the President and Chief Executive Officer;

➢	reviewing our efforts to promote diversity among Trustees, officers, employees and contractors;

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➢	overseeing our environmental, sustainability and corporate social responsibility (“ESG”) practices and initiatives;

➢	arranging for continuing Trustee education; and

➢	arranging for an orientation for all Trustees.

Each member of the Corporate Governance Committee meets the independence requirements of the New York Stock Exchange and our Corporate Governance Principles. The charter of our Corporate Governance Committee requires such independence as a condition to continued membership on the Corporate Governance Committee.

Executive Committee

Our Executive Committee has authority to approve certain significant acquisitions, dispositions and other investments, subject to limitations set by the Board.

Trustee Independence; Independence Determination

No Trustee qualifies as independent unless our Board affirmatively determines that the Trustee has no material relationship with us, directly or as a partner, share owner, or officer of an organization that has a relationship with us.

Our Board has adopted standards that are set forth in our Corporate Governance Principles, which meet the listing standards of the New York Stock Exchange and assist our Board in its evaluation of each Trustee’s independence. A Trustee who has any of the following relationships or arrangements will not qualify as independent:

➢	The Trustee is, or has been within the last three years, an employee of ours, or an immediate family member of the Trustee is, or has been within the last three years, an executive officer of ours.

➢

The Trustee has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us (excluding compensation in the form of Board fees and Board Committee fees and pension or other forms of deferred compensation not contingent on continued service).

➢

(A) The Trustee is a current partner or employee of a firm that is our internal or external auditor; (B) the Trustee has an immediate family member who is a current partner of such a firm; (C) the Trustee has an immediate family member who is a current employee of such a firm and personally works on the audit of our financial statements; or (D) the Trustee or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time.

➢

The Trustee or an immediate family member of the Trustee is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee.

➢

The Trustee is a current employee, or an immediate family member of the Trustee is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

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2024 PROXY STATEMENT

In its assessment of Trustee independence, our Board considers all commercial, charitable and other transactions and relationships (including tenure of Board service) that any Trustee or member of his or her immediate family may have with us, with any of our affiliates, or with any of our consultants or advisers. Our Board applies the same criteria for assessing independence for purposes of each of the Audit Committee, Compensation Committee and Corporate Governance Committee. Furthermore, in its assessment of a Trustee’s independence for service on the Compensation Committee, our Board considers all factors the Board believes specifically relevant to determining whether the Trustee has a relationship which is material to such Trustee’s ability to be independent from management in connection with his or her duties as a member of the Compensation Committee, including but not limited to any compensation payable to such Trustee. In addition, no member of the Audit Committee or Compensation Committee may accept directly or indirectly any consulting, advisory or other compensatory fee from us (other than fees for service as a Trustee and member of a Board Committee) or be an affiliate of us.

Our Board has affirmatively determined that Dr. DesRoches and Dr. Lau and Ms. Herubin and each of Messrs. Diggs, Haverstick and Pizzi is independent under the standards of the New York Stock Exchange and those set forth in our Corporate Governance Principles and that the Audit Committee, Compensation Committee and Corporate Governance Committee are comprised exclusively of independent Trustees.

Our Board did not determine Mr. Sweeney to be independent because of his position as our President and Chief Executive Officer.

Corporate Governance

Governance Compliance

Our policies and practices comply with the listing requirements of the New York Stock Exchange and the requirements of the Sarbanes-Oxley Act of 2002. Our Board and Corporate Governance Committee regularly evaluate our corporate governance policies and practices in light of changing regulatory requirements and evolving best practices.

Board Leadership Structure

Our Board believes that independent Board leadership is a critical component of our corporate governance. Mr. Sweeney is our President and Chief Executive Officer and a Trustee, and Mr. Diggs currently serves as Chair of the Board and our Lead Independent Trustee, a position he has held since 2022. As Chair and Lead Independent Trustee, Mr. Diggs presides at Board meetings and at executive sessions of non-management Trustees, oversees the agenda of Board meetings, provides guidance to our President and Chief Executive Officer as to Board views and perspectives, particularly on our strategic direction, and is available to shareholders and other parties interested in communicating with our non-management Trustees.

As President and Chief Executive Officer, Mr. Sweeney is responsible for our day-to-day operations, engaging with shareholders and external constituents, developing our future leaders and executing our strategy. The Board believes that its leadership structure, when combined with the composition of the Board, the strong leadership of our non-management Trustees, Board committees, Chair and Lead Independent Trustee, and our corporate governance structures and processes in place, (i) achieves independent oversight and evaluation of our senior management; (ii) assures effective communication between the Board and senior management on corporate strategy; and (iii) fosters effective decision-making and accountability.

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The Board maintains processes that provide it with opportunities to examine and reassess the effectiveness of our Board leadership structure, including the performance of our President and Chief Executive Officer and our Chair and Lead Independent Trustee. These topics are reviewed through annual evaluations, under the oversight of our Corporate Governance Committee.

Our Board believes that our Bylaws and Corporate Governance Principles help ensure that strong and independent Trustees continue to play the central oversight role necessary to maintain our commitment to good corporate governance. Under our Articles of Amendment and Restatement of Declaration of Trust, Bylaws and Corporate Governance Principles, our Board maintains the following practices, in addition to those described above:

Trustees stand for election annually by majority vote.

Under our Articles of Amendment and Restatement of Declaration of Trust, all Trustees are elected annually. In addition, our Bylaws require that we use a majority-voting standard in uncontested Trustee elections in which a Trustee nominee must receive more votes cast “for” than “against” in order to be elected.

Our Trustees regularly interact with management.

Consistent with our philosophy of empowering each member of our Board, each Trustee has complete and open access to any member of management and to the Chair of each Board committee for the purpose of discussing any matter related to the work of such committee.

Our Trustees are encouraged to engage with shareholders.	If any of our major shareholders asks to speak with any Trustee on a matter related to the Company, we encourage that Trustee to make himself or herself available and we will facilitate such interaction.
Our independent Trustees hold regular executive sessions.	Our independent Trustees meet at regularly scheduled executive sessions without management present. The Board Chair and Lead Independent Trustee presides at these meetings.
Our Trustees can request special Board meetings.	Special meetings of the Board can be called by the Board Chair and Lead Independent Trustee or President and Chief Executive Officer or by a majority of the Trustees.
Our Bylaws provide shareholders a meaningful proxy access right.

Our Bylaws provide shareholders a meaningful proxy access right and include the following terms: 3% ownership threshold and 3-year holding period requirement; a cap on the number of Trustee nominees at two or 25%, whichever is greater; and a shareholder group aggregation limit of 25.

Our Bylaws provide shareholders a right to call a special meeting.	Our Bylaws provide holders of 10% or more of all of the votes entitled to be cast the right to call a special meeting, subject to the terms of our Bylaws.
Our Bylaws may be amended by our shareholders.

Our shareholders have the power to adopt, amend, alter or repeal any provision of our Bylaws, and to make new Bylaws, by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

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Talent Development; Succession Planning; Board Refreshment

Assisted by our Corporate Governance Committee, our Board assesses succession planning and talent development for key executives and company leadership. Assessments focus on succession in the event of the unexpected incapacity of our President and Chief Executive Officer as well as on talent development for key executives. Our Corporate Governance Principles provide that our President and Chief Executive Officer should at all times make available to the Board, on a confidential basis, his recommendations and evaluations of potential successors. Fundamentally, the Board’s executive succession planning is a continuous, interactive process that takes into account the Company’s operating plans and strategic goals and that seeks to attract, develop and retain a talent-rich pool of executives.

In addition, we are committed to Board succession planning and recognize the value in adding Trustees with new perspective to the Board. The Board review process involves discussion and planning for both Trustee succession and Board Committee rotation. By developing and following a long-range succession plan, the Board has an ongoing opportunity to: (i) evaluate the depth and diversity of experience of our Board; (ii) expand and replace key skills, qualifications and experiences that support our strategies; (iii) build on our record of Board diversity; and (iv) maintain a balanced mix of tenures. Two of our seven Trustee nominees will have tenures of five years or fewer upon their election at the annual meeting and our Board composition reflects our commitment to racial and gender diversity, diversity of skills and experiences and diversity of perspectives.

Trustee Orientation and Continuing Education

We provide our Trustees with comprehensive orientation and continuing education, which is overseen by our Corporate Governance Committee. Trustee orientation familiarizes new Trustees with our business and strategic plans, significant financial, accounting and risk management issues, compliance programs, policies and controls , and our principal officers. The orientation also addresses Board procedures, Board Committees and Committee charters and our Corporate Governance Principles. Our Corporate Governance Principles formalize our support for Trustee participation in continuing education sessions on business-related topics, corporate governance developments, SEC initiatives and regulatory changes, and other current topics, such as cybersecurity, pertinent to our Board and Board Committees. Our Corporate Governance Principles formalize our support for Trustee participation in continuing education sessions on business-related topics, corporate governance developments, SEC initiatives and regulatory changes, and other current topics such as cybersecurity, including issues pertinent to our Board Committees.

Prohibition on Classification of Board without Shareholder Approval Repealing Opt-out of Classified Board Provision of Maryland’s Unsolicited Takeovers Act

Our Board has adopted a resolution prohibiting us from electing to be subject to the classified board provision of Title 3, Subtitle 8 of the Maryland General Corporation Law (the “MGCL”) without a shareholder vote. Title 3, Subtitle 8 of the MGCL is commonly referred to as the Maryland Unsolicited Takeovers Act, or MUTA. As a result of our opt-out, the Board is prohibited from becoming classified under Section 3-803 of the MGCL unless a proposal to repeal that prohibition is approved by the affirmative vote of at least a majority of the votes cast on the matter by our shareholders entitled to vote generally in the election of trustees.

Shareholder Outreach and Engagement

We value the views of our shareholders and regularly solicit input from them throughout the year, including through meetings with members of management, on topics such as portfolio strategy, capital allocation, corporate liquidity, corporate governance and corporate social responsibility. Our direct shareholder engagement is in addition to our customary participation at industry and investment community conferences, investor road shows, and analyst meetings. We also respond to individual shareholders who provide feedback about our business, and we remain committed to robust engagement as a cornerstone of our corporate governance. In 2023, we met with approximately 96 institutional investors, held seven analyst meetings, conducted several investor meetings and property tours, and attended multiple investor conferences.

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Executive and Trustee Share Ownership Requirements

We maintain minimum share ownership requirements for our executives and Trustees. We have summarized these requirements later in this proxy statement under “Compensation Discussion and Analysis - Additional Executive Compensation Policies and Practices - Share Ownership Requirements” for our executives and under “Proposal 1: Election of Trustees - Trustee Nominations - Trustee Compensation” for our Trustees.

Prohibition on Hedging and Pledging of Shares

Our executives and Trustees are prohibited from hedging their ownership or offsetting any decline in the market value of our shares, including by trading in publicly-traded options, puts, calls or other derivative instruments related to our shares. They are also prohibited from pledging our shares as collateral for loans.

Code of Conduct

We maintain a Code of Business Conduct and Ethics (“Code”), which is available on our website (www.brandywinerealty.com), and is applicable to our Trustees, officers and employees. The Code reflects and reinforces our commitment to integrity in our business. Any amendments to or waivers of the Code for executive officers or Trustees may only be made by the Board or by the Audit Committee (which is composed solely of independent Trustees) and will be disclosed promptly as required by law or stock exchange regulation, and, in addition, amendments to or waivers that apply to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions and that relate to any matter enumerated in Item 406(b) of Regulation S-K promulgated by the SEC will be disclosed on our website (www.brandywinerealty.com). We also notify our vendors annually of our commitment to the highest ethical standards and the restrictions in our Code on improper payments and gratuities to our personnel.

Hotline Submissions

Our Audit Committee has established procedures, set forth in our Code of Business Conduct and Ethics, for the submission of complaints about our accounting or auditing matters. There is a hotline for anonymous concerns regarding questionable accounting or auditing matters. Any financial matters reported through the hotline will be reported to the Chair of our Audit Committee. Our current hotline number is (844) 848-6595.

Availability of Committee Charters; Corporate Governance Principles; Code of Business Conduct and Ethics; Vendor Code of Conduct and Ethics; and Human Rights Policy

Our Board has adopted, and annually reviews, charters for each of the Audit, Compensation, Corporate Governance and Executive Committees. These charters and our Corporate Governance Principles, Code of Business Conduct and Ethics, Vendor Code of Conduct and Ethics and Human Rights Policy are available on our website (www.brandywinerealty.com) and we will also make available in print copies of these documents to any shareholder, without charge, upon request.

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Board Oversight of Strategy and Board’s Role in Risk Oversight

One of the Board’s primary responsibilities is overseeing management’s establishment and execution of our corporate strategy and the associated risks. The full Board oversees strategy and strategic risk through robust and constructive engagement with management, taking into consideration our key priorities, national and regional trends impacting our business and disruptors to our business. The Board’s oversight of our strategy primarily occurs through extensive annual and quarterly reviews of our strategic plans. During these reviews, management provides the Board with its view of the key commercial and strategic risks and opportunities that we face; and the Board provides management with feedback on whether management has identified the key risks and opportunities and is taking appropriate responsive actions. In addition to annual and quarterly reviews, because our strategic initiatives are subject to rapidly evolving business dynamics, the Board regularly receives updates on key strategic initiatives throughout the year to ensure progress is being made against goals, understand where adjustments or refinements to strategy may be appropriate and stay current on issues impacting the business.

Our Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board Committees that report on their deliberations to the Board. The oversight responsibility of the Board and its Committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance, cybersecurity and data privacy, health, safety and reputational risks. The Board and its Committees oversee risks associated with their respective principal areas of focus, as summarized below.

Primary Areas of Risk Oversight
Audit Committee

Risks and exposures associated with financial matters, particularly financial reporting, accounting, disclosure, internal control over financial reporting, tax (including compliance with REIT rules), cybersecurity and data privacy, financial policies, investment guidelines, development and leasing, and credit and liquidity matters.

Compensation Committee

Risks and exposures associated with executive compensation programs and arrangements, including risks of inappropriate behavior related to incentive compensation plans. See “Compensation Discussion and Analysis - Additional Compensation Information - Compensation and Risks.”

Corporate Governance Committee	Risks and exposures associated with leadership, succession planning and talent development; ESG policies and practices; and corporate governance policies and procedures.

Board Oversight of Cybersecurity and Data Privacy

Information security and privacy are of utmost importance to us to maintain the trust and confidence of our shareholders, tenants, employees and other stakeholders. Our Board recognizes the critical importance of developing, implementing, and maintaining cybersecurity measures to safeguard our information systems and protect the confidentiality, integrity, and availability of our data. We have strategically integrated cybersecurity risk management into our broader risk management framework to facilitate a company-wide awareness of cybersecurity risk management. Our management team works closely with our IT department to continuously evaluate and address cybersecurity risks in alignment with our business objectives and operational needs. We have implemented various information security processes designed to manage material risks from cybersecurity threats to our information systems and maintain the confidentiality, integrity

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and availability of our data. The Audit Committee is central to the Board’s oversight of management’s governance and management of cybersecurity risks and strategies. Although we have not experienced a data or other cybersecurity breach in the past three years, management provides updates to the Audit Committee at least quarterly, and a comprehensive briefing to the Board annually. These briefings include a review and discussion of (i) our cybersecurity, data privacy and other information technology risks and related risk management strategies, policies and procedures to protect our business systems and information, and (ii) strategies, policies and procedures to respond to potential security breach incidents, including communications plans and disaster recovery procedures.

Board Oversight of ESG

Our Board recognizes that ESG is another critical component of our risk oversight program. Oversight of ESG risks is provided by our Corporate Governance Committee, which has tasked management with continuously reviewing ESG risk exposures and presenting risk analyses to the Committee and Board regularly. These efforts are led by our Senior Vice President of Operations and Sustainability, who, together with our executive leadership, drive our ESG strategy and associated goals, risks and opportunities. ESG risks include, but are not limited to:

•	Physical risks to our properties of climate change;

•	Transitional risks of climate change, such as increasing energy costs, compliance and building regulations, and loss of tenant relationships as a result of lack of preparation; and

•	Social risks, including those pertaining to employee health and wellbeing, employee engagement, employee safety and diversity and inclusion.

Disclosure Committee

We maintain an internal Disclosure Committee consisting of certain members of our executive management and senior employees. Our Disclosure Committee meets at least quarterly to bring together representatives from our core business lines and employees involved in the preparation of our financial statements so that the group may discuss any issues of which the members are aware that should be considered for disclosure in our public SEC filings. Our Disclosure Committee reports to our President and Chief Executive Officer and our Executive Vice President and Chief Financial Officer.

Trustee Nominations

In making its recommendations as to nominees for election to our Board, the Corporate Governance Committee may consider, in its sole judgment, recommendations of our President and Chief Executive Officer, other Trustees, shareholders and third parties. The Corporate Governance Committee may also retain third-party search firms to identify candidates. Shareholders desiring to recommend nominees should submit their recommendations in writing to our Board Chair, c/o Brandywine Realty Trust, 2929 Arch Street, Suite 1800, Philadelphia, Pennsylvania 19104. Recommendations from shareholders should include pertinent information as specified in our Bylaws concerning the proposed nominee’s background and experience.

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Our Board’s Corporate Governance Principles set forth qualifications for Trustee nominees. Qualifications include:

➢	personal ethics, integrity and values;

➢	inquiring and independent mind;

➢	practical wisdom and mature judgment;

➢	broad training and experience at the policy-making level in business, government, education or technology;
➢	willingness to devote the required amount of time to fulfill the duties and responsibilities of Board membership;

➢	commitment to serve on the Board over a period of years in order to develop knowledge about our operations; and

➢	involvement in activities or interests that do not create a conflict with the nominee’s responsibilities to us and our shareholders.

The Corporate Governance Committee also considers such other factors as it deems appropriate, including the current composition of the Board. The Committee and Board believe that Board membership should reflect diversity in its broadest sense, including persons diverse in skills, perspective and background. The Committee has not adopted a formal policy for the consideration of diversity in identifying candidates for the Board. The Committee and Board also consider the bearing of each Trustee’s tenure, and the tenure of the Board as a whole, on the Board’s mix of skills and experience, independence and access to new and diverse perspectives. The Committee has not adopted different criteria for considering a candidate for nomination to the Board based on whether the party making nomination is a Trustee, shareholder or third party.

If the Committee decides, on the basis of its preliminary review of a candidate, to proceed with further consideration of the candidate, members of the Committee and the Board interview the candidate. After completing its evaluation, the Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the candidate as a new Trustee. Our President and Chief Executive Officer, as a Trustee, participates in the Board’s determination.

As discussed above under “Corporate Governance - Proxy Access,” our Bylaws provide for proxy access. Proxy access enables eligible shareholders to include their nominees for election as trustees in our proxy materials for annual meetings. The proxy access provisions of our Bylaws permit up to 25 shareholders owning at least three percent of our common shares continuously for three years to nominate up to the greater of (i) two and (ii) 25 percent of the number of Trustees then serving. The complete text of our Bylaws is available on our website (www.brandywinerealty.com).

Communications with the Board

Shareholders and other parties interested in communicating directly with our lead independent Trustee and Chair of the Board, or with our non-management Trustees as a group, may do so by writing to Chair of the Board of Trustees, Brandywine Realty Trust, 2929 Arch Street, Suite 1800, Philadelphia, Pennsylvania 19104. In addition, any shareholder or interested party who wishes to communicate with our Board or any specific Trustee, may write to Board of Trustees, c/o Brandywine Realty Trust, at 2929 Arch Street, Suite 1800, Philadelphia, Pennsylvania 19104. Depending on the subject matter, management will:

➢

forward the communication to the Trustee or Trustees to whom it is addressed (for example, if the communication received deals with questions or complaints regarding accounting, it will be forwarded by management to the Chair of our Audit Committee for review);

➢

attempt to handle the inquiry directly (for example, where the communication is a request for information about us or our operations that does not appear to require direct attention by the Board or an individual Trustee); or

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➢	not forward the communication if it is primarily commercial in nature or relates to an improper or irrelevant topic.

At each meeting of the Board, the Chair of the Board will present a summary of all communications (if any) received since the last meeting of the Board that were not forwarded and will make those communications available to any Trustee upon request.

Meetings of Trustees and Annual Meeting of Shareholders

Our Board of Trustees held 5 meetings in 2023. In 2023, each incumbent Trustee attended at least 75% of the aggregate of the total number of meetings of the Board and meetings held by all committees on which he or she serve. In addition, our Board holds informational sessions with our President and Chief Executive Officer. During 2023, the Board held 9 informational sessions. Our non-management Trustees also hold regular meetings without management. During 2023, our non-management Trustees held 2 such meetings. It is our policy that all Trustees attend annual meetings of shareholders except where the failure to attend is due to unavoidable circumstances or conflicts. All incumbent Trustees attended our virtual annual meeting of shareholders on May 25, 2023. All of the nominees are expected to attend the 2024 annual meeting.

Trustee Compensation

The following table and footnotes provide information on the 2023 compensation of our Trustees (other than our President and Chief Executive Officer, who is not separately compensated for his service on the Board). In the paragraphs following the table and footnotes, we describe our standard compensation arrangements for service on the Board and Board Committees.

Trustee Name	Fees Earned or Paid in Cash ($) (1)	Share Awards ($) (2)	All Other Compensation	Total ($)
James Diggs	$172,500	$115,000	-	$287,500

Reginald DesRoches	$78,000	$115,000	-	$193,000

H. Richard Haverstick, Jr.	$107,000	$115,000	-	$222,000

Terri A. Herubin	$100,500	$115,000	-	$215,500

Joan Lau	$78,000	$115,000	-	$193,000

Charles P. Pizzi	$100,500	$115,000	-	$215,500

(1)  Represents the aggregate amount of all fees earned or paid in cash for services as a Trustee (including services on committees of the Board) in 2023 and, in the case of the 2023 annual retainer fee, whether paid in shares or cash. Amounts include the portion of fees that a Trustee elected to defer under our Deferred Compensation Plan, which we describe later in this proxy statement. See “Compensation Discussion and Analysis – Deferred Compensation Plan.”

(2)  Represents fully-vested common shares awarded on May 25, 2023 (with each common share valued at the closing price ($3.69) of the common shares on May 25, 2023, the date of our 2023 annual meeting of shareholders).

In 2023, our Trustees (other than our President and Chief Executive Officer) received the following compensation for their service as Trustees:

➢	$45,000 annual fee payable in cash or common shares, at each Trustee’s election;

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➢	$115,000 annual award payable in common shares (valued at the closing price of the common shares on the date of our annual meeting of shareholders);

➢	$1,500 fee payable in cash for participation in each meeting and informational session of the Board;

➢	$1,500 fee payable in cash for participation by a member of a Board Committee in each meeting of the Committee; and

➢

$75,000 annual fee payable in cash for the Chair of the Board; $20,000 annual fee payable in cash for the Chair of the Audit Committee; $15,000 annual fee payable in cash for the Chair of the Compensation Committee; and $15,000 annual fee payable in cash for the Chair of the Corporate Governance Committee.

Our Trustees are also reimbursed for expenses of attending Board and Board Committee meetings. In addition, our Corporate Governance Principles encourage our Trustees to attend continuing education programs for directors and provide for reimbursement of the reasonable costs of attending such programs.

Trustees may elect to defer the receipt of all or a portion of their $45,000 annual fee and $1,500 per Board meeting fee into our Deferred Compensation Plan.

Each of our non-employee Trustees is required to own, within five years of the date of his or her initial appointment or election to the Board, a number of common shares with a value at least equal to five (5) times the annual cash retainer (currently $45,000 per year) for service on the Board based on the average of the closing price of our common shares as reported on the New York Stock Exchange for the twelve-month period ending on June 30 of the calendar year that precedes the date of computation. Each of our non-employee Trustees is in compliance with these share ownership requirements.

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BUILDING ON THE SUCCESS OF BRANDYWINE'S LIFE SCIENCES INCUBATOR B+LABS,
which remains **98% leased**, we commenced the conversion of 27,000 SF of additional life science space in Cira Centre. This graduate lab space is **81% leased** to a growing B+labs tenant company.

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Executives and Executive Compensation

Current Executive Officers

The following are biographical summaries of our current executive officers who are not Trustees:

H. Jeffrey DeVuono (age 58)

Executive Vice President, Senior Managing Director, Life Sciences

Mr. DeVuono is Executive Vice President of the Life Science division and Regional Managing Director of the Pennsylvania region. He joined Brandywine in January of 1997. Prior to Brandywine, Mr. DeVuono worked for LCOR, a private development company that had a previous association with Brandywine, where he held a variety of positions, all of which related to asset management. Before joining LCOR, Mr. DeVuono was a sales and leasing representative for Cushman & Wakefield of Philadelphia. Mr. DeVuono currently serves on the Board, and is a former Chairman, of the King of Prussia District and is a Board Member of the Center City District. He is also a member of CoreNet Global, NAREIT, the National Association of Industrial and Office Properties (NAIOP), the Sunday Breakfast Club, and the University of Pennsylvania’s Wharton School Samuel Zell and Robert Lurie Real Estate Center. He is a Master Planning Committee Member of Waynesborough Country Club. His past board service includes the Economy League of Greater Philadelphia, University City District, the Westtown School, Bartram’s Garden, and The Center for Emerging Visual Artists. Mr. DeVuono is a graduate of LaSalle University.

George D. Johnstone (age 60)

Executive Vice President, Operations

Mr. Johnstone joined us in November 1998. He works in conjunction with our regional managing directors in running our operations. Prior to his appointment in March 2014 as our Executive Vice President, Operations, Mr. Johnstone served as our Senior Vice President, Operations & Asset Management. Prior to his service in that position, Mr. Johnstone served as our Vice President of Operations for our Pennsylvania Region (2004 – 2005) and for our New Jersey Region (2002 – 2004) and served as Director of Operations for our New Jersey Region from 1998 until 2002. Prior to joining us, Mr. Johnstone was the Regional Controller for LCOR, where he was responsible for strategic and tactical accounting processes and oversight and leadership of all accounting functions. Mr. Johnstone earned his B.S. in Accounting from Albright College.

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Shawn Neuman (age 44)

Senior Vice President, General Counsel and Secretary

Mr. Neuman joined Brandywine in March 2020 as Senior Vice President, General Counsel and Secretary. Prior to joining Brandywine, Mr. Neuman most recently served as the General Counsel and Secretary of Liberty Property Trust (“Liberty”), a publicly traded REIT, preceding its merger into Prologis, Inc. During his tenure at Liberty, Mr. Neuman was responsible for overseeing, managing and advising on all legal aspects of real estate activities, public company governance matters, general corporate affairs and capital market transactions. He also served on its Investment Committee. Prior to transitioning to an in-house role, Mr. Neuman practiced in the real estate departments of several prominent law firms in New York City and Philadelphia from 2004-2012, most recently as a Member of Cozen O’Connor. In private practice, Mr. Neuman represented developers and institutional owners in complex real estate transactions involving acquisitions, dispositions, leasing, developments, joint ventures and financings. Mr. Neuman is a member of NAIOP and NAREIT. Mr. Neuman earned his J.D. from New York University School of Law and a B.S. in Finance from the University of Florida.

Daniel Palazzo (age 54)

Senior Vice President, Chief Accounting Officer and Treasurer

Mr. Palazzo joined Brandywine in 1999 and assumed his position as our Vice President and Chief Accounting Officer effective January 15, 2015 and was promoted to Senior Vice President in 2023. Prior to his current role, Mr. Palazzo served as a Vice President of Asset Management in our Pennsylvania Region (2006 - 2015), the Director of Operations for our New Jersey Region (2004 - 2006), and Corporate Controller (1999 - 2004). Prior to joining Brandywine, Mr. Palazzo received his CPA in Pennsylvania and worked for Arthur Andersen LLP in its commercial audit division, where he concentrated on real estate, construction and financial services. Mr. Palazzo is a member of NAREIT and serves on the World Affairs Council of Philadelphia Board of Directors. Mr. Palazzo received a B.A. in Accounting from the University of Delaware.

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William D. Redd (age 68)

Executive Vice President and Senior Managing Director for the Austin and Metro DC Regions

Mr. Redd is our Executive Vice President and Senior Managing Director of the Austin and Metro DC regions with responsibility for leasing and marketing, asset management, evaluation of building and land acquisitions and dispositions, third party services and property management of a diversified portfolio consisting of urban and suburban high-rise and mid-rise properties. He joined Brandywine in 1999 as Vice President of our Richmond operations. Formerly, Mr. Redd was a partner from 1988 until 1999 with Childress Klein Properties, a privately-held real estate firm headquartered in Charlotte, North Carolina. From 1985 until 1988, he was with the Trammell Crow Company. In Austin, Mr. Redd serves on the Board of Directors of the Hill Country Conservancy, the Opportunity Austin Economic Development Council, and is a member of the Real Estate Council of Austin and ULI Austin. He is also a member of the Virginia Commonwealth University Real Estate Circle of Excellence, Greater Richmond Association of Commercial Real Estate, and Richmond Real Estate Group. Mr. Redd earned his law degree from the University of Virginia and a B.A. degree from Hampden-Sydney College.

Thomas E. Wirth (age 60)

Executive Vice President and Chief Financial Officer

Mr. Wirth was named our Executive Vice President and Chief Financial Officer in March 2014. From December 2009 to March 2014, Mr. Wirth served the Company as Executive Vice President, Portfolio Management and Investments where he directed portfolio management, acquisition and disposition activities and assisted in formulating the Company’s capital allocation tactics, including structuring joint ventures and construction financings. From 2004 until 2009, Mr. Wirth served as President(2007-2009) and Chief Financial Officer of Feldman Mall Properties, Inc. From 1997 to 2004, he served first as the Vice President of Finance and later as Chief Financial Officer of SL Green Realty Corp. Mr. Wirth has also served as Vice President of Financial Reporting and Analysis for Greenwich, Connecticut-based United Waste Systems, Inc., and spent ten years with Ernst & Young LLP in various positions, including Senior Manager. Mr. Wirth is a member of NAREIT, and is a board member of The Philadelphia Police Foundation. Mr. Wirth earned his B.A. in Business Management and Accounting from Gettysburg College.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) describes our executive compensation programs, including the oversight of such programs by our Compensation Committee and the rationale and processes used to determine the compensation for the company’s named executive officers (“NEOs”) and provides a detailed description of those programs. This CD&A, which may include forward-looking statements, should be read together with the compensation tables and related disclosures that follow this section.

This discussion focuses on the compensation provided to the Company’s NEOs during 2023, who were:

Name	Title
Gerard H. Sweeney	President and Chief Executive Officer
Thomas E. Wirth	Executive Vice President and Chief Financial Officer
H. Jeffrey DeVuono	Executive Vice President, Senior Managing Director
George D. Johnstone	Executive Vice President, Operations
William D. Redd	Executive Vice President, Senior Managing Director

CD&A Table of Contents

I.	Executive Summary	46

II.	Executive Compensation Best Practices	49

III.	Oversight of Executive Compensation	50

IV.	2023 Executive Compensation	51

V.	Key 2024 Executive Compensation Actions	62

VI.	Additional Executive Compensation Policies and Practices	62

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I.	Executive Summary

Compensation Elements

In 2023, the three key elements of our pay program continued to be base salary, annual cash incentive tied to key operational and strategic goals and long-term incentive awards linked to our common shares. This summary discusses compensation highlights from 2023.

2023 Brandywine Performance

Austin, Texas

 ➢ In December 2023, we completed the commercial portion of our One Uptown ground-up development project in Austin, Texas. The completed project features approximately 348,000 square feet of office space, approximately 15,000 square feet of retail space and a 1,525-space parking facility. We own 50% of the project through a joint venture.

Metro DC

 ➢ Completed our redevelopment of 2340 Dulles Corner Boulevard located in Herndon, VA which is adjacent to Dulles International Airport. The office building is 92% leased and totals 268,000 square feet.

University City

 ➢ In connection with our life science B+Labs initiative, we have commenced the conversion of two additional floors of office space to graduate lab space at Cira Centre. The conversion represents 54,000 square feet of additional lab space and is 50% leased.

 ➢ Completed our first ground-up development at Schuylkill Yards located at 3025 JFK Boulevard in Philadelphia, PA. The mixed-use project features 200,000 square feet of commercial space, 326 ultra-luxury apartment units, 29,000 square feet of indoor/outdoor amenity space, 9,000 square feet of retail space and 120 below grade parking spaces.

Operations
➢ We met or exceeded several 2023 Business Plan operating goals including:
● Speculative Revenue ● Cash and GAAP same store growth	● Cash available for dividend distributions ● Cash and GAAP rental rate mark-to-market growth

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Financing

 ➢ Issued a $245 million 5-year secured term loan in January 2023.

 ➢ Issued a $70 million unsecured term loan in March 2023. The term loan expires in March 2025.

 ➢ Closed on a $50 million construction loan for our development project at 155 King of Prussia Road in Radnor, PA.

 ➢ Refinanced our Commerce Square Joint Venture with a $220 million 5-year secured loan that matures in June 2028.

Pennsylvania Suburbs
➢ Signed a 245,000 square foot renewal with our sixth largest tenant which extends the current lease through 2028.

Key 2023 Executive Compensation Actions

Annual Incentives. Consistent with prior years, the corporate scorecard used for our 2023 annual incentive plan was tied to goals relating to our operations (20%), leasing (30%) and capital investments and balance sheet strength (50%). Performance goals for the 2023 scorecard were established in the first quarter of 2023. Performance against the scorecard was achieved at 108% of the target. After review of the formulaic outcome, the Compensation Committee established 100% of target as the default payout and applied its discretion under the program to approve individual payouts to NEOs ranging from 95% to 104% of target.

Long-Term Incentives. Our long-term incentive plan is designed to align management and shareholder interests, drive long-term value creation, and attract and retain key executive talent. For 2023, one-third of an NEO’s annual long-term incentive opportunity was delivered in the form of restricted share units (RSUs) that vest in equal proportions over three years. These 2023 RSUs also have an outperformance feature attached that could increase the original award up to 225% based on Brandywine’s achievement of superior results for average funds from operations (FFO) growth and aggregate investment activity during the three-year period ending December 31, 2025, with FFO growth weighted 25% and aggregate investment activity weighted 75%. Two-thirds of an NEO’s annual long-term incentive opportunity was delivered in the form of performance share units (“PSUs”) that may be earned based on our three-year total shareholder return (TSR) versus the component members (excluding ourselves) of the FTSE NAREIT Equity Office Index.

CEO Compensation. Mr. Sweeney’s base salary remained unchanged from 2022 at $800,000. Mr. Sweeney’s target annual incentive remained 200% and his target long-term incentive opportunities as a percentage of base salary increased from 450% to 465%. As a result, Mr. Sweeney’s target total compensation increased by 2%, from $6,000,000 to $6,120,000.

2023 Say on Pay Vote. The Company values shareholder perspectives on our executive compensation program. As part of the Compensation Committee’s annual review of the program, it considers the outcome of the Company’s annual shareholder advisory vote (“say-on-pay”) on the compensation of the Company’s NEOs. Approximately 92% of the advisory votes cast in 2023 were in favor of our executive compensation program. The Compensation Committee believes that this vote is indicative of our shareholders’ support of our executive compensation program. The Compensation Committee will continue to consider shareholder feedback and the outcome of the Company’s say-on-pay votes when making future NEO compensation decisions.

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2024 PROXY STATEMENT

Our Compensation Committee oversees and administers the Company’s executive compensation program. Our executive compensation program is designed to support our performance-based culture and the creation of value for our shareholders. The Compensation Committee is guided by the following key principles when making compensation-related decisions:

➢	Encourage the achievement of annual and long-term business and human resource objectives that support the creation of shareholder value;

➢	Attract, retain, and motivate top caliber talent;

➢	Enhance retention; and

➢	Encourage executives to achieve superior performance without excessive risk taking.

The elements of the Company’s compensation program, when considered collectively, are intended to support our executive compensation philosophy and objectives by (i) allowing us to attract and retain executive-level talent, (ii) providing an appropriate level of financial certainty through non-variable compensation, (iii) providing opportunities for above market compensation based upon the achievement of specified financial and other appropriate performance objectives, and rewarding such achievement, and (iv) balancing short-term and long-term incentives. The key elements of our executive compensation program are outlined below, together with a summary of the purposes and considerations underlying each compensation element.

Pay Element	Form	Philosophy	Performance Alignment
Base Salary	Cash	➢ Fixed pay to recognize an individual’s role and responsibilities	➢ Reviewed annually and set based on competitiveness versus the external market, individual performance, and internal equity
Annual Incentive	Cash	➢ Achieve annual goals measured in terms of financial, strategic, and individual performance linked to the creation of shareholder value

➢ Rewards and recognizes annual accomplishment of key financial objectives

➢ Payout based primarily on Corporate performance (as measured against objective Operational, Leasing, and Capital goals)

➢ Regional, divisional and individual performance also taken into account to ensure strong line of sight between executive pay and performance

Long-Term Incentives	PSUs (Two-thirds of Target Award in 2023)	➢ Align NEOs’ interests with shareholders	➢ Shareholder value creation
	RSUs with Outperformance Feature (One-third of Target Award in 2023)	➢ Retain executive talent ➢ Align NEOs’ interests with shareholders	➢ Rewards increase in share price ➢ Encourages the achievement of ambitious multi-year strategic business objectives

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II. Executive Compensation Best Practices

The Compensation Committee regularly reviews best practices in executive compensation and governance and has revised our policies and practices over time. A listing of “what we do” and “what we don’t do” is presented below:

What We Do	What We Don’t Do

 ➢ Pay for Performance: Majority of pay is performance based and not guaranteed

 ➢ Multiple Performance Metrics and Time Horizon: Use multiple performance metrics focusing on top line and bottom line growth and multi-year vesting and measurement periods for long term incentives

 ➢ Annual Compensation Risk Review: Annually assess risk in compensation programs

 ➢ Share Ownership Guidelines: NEOs must comply with share ownership requirements

 ➢ Clawback Policy: We maintain a clawback policy that provides for recovery of certain incentive compensation in the event of an accounting restatement due to material non-compliance with any financial reporting requirement under the federal securities laws and without regard to misconduct

 ➢ Challenging Performance Objectives: Set challenging performance objectives for Annual Incentives

 ➢ Use of Independent Consultant: The Compensation Committee has retained an independent compensation consultant that performs no other consulting services for the Company and has no conflicts of interest

➢ No Excise Tax Gross Ups: We will not enter into any new agreements, or materially amend any existing employment agreements with our executives that provide excise tax gross-ups in the event of a change in control of the Company

➢ No Repricing or Buyouts of Stock Options: Our equity plan prohibits repricing or buyouts of underwater stock options

➢ No Perquisites: We do not provide perquisites to our NEOs

➢ No Hedging or Pledging: NEOs are prohibited from hedging their ownership or pledging Company stock as collateral

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2024 PROXY STATEMENT

III. Oversight of Executive Compensation

Committee Authority

Our Compensation Committee’s responsibilities include:

➢

Approving the goals and objectives relating to our President and Chief Executive Officer’s compensation, evaluating the performance of our President and Chief Executive Officer in light of such goals and objectives, and setting the compensation of our President and Chief Executive Officer based on this evaluation;

➢

Approving the compensation of our other executive officers either (i) with the title Executive Vice President, (ii) with the title Senior Vice President or Vice President, in either case who hold a position as Managing Director, Chief Financial Officer, General Counsel or Chief Administrative Officer or (iii) who report directly to our President and Chief Executive Officer, taking into account the recommendation of our President and Chief Executive Officer and such other information as the Committee believes appropriate;

➢	Administering our equity incentive plans, including granting equity-based awards under these plans and determining the terms of such awards;

➢

Retaining and terminating, in its sole discretion, third party consultants to assist in the evaluation of Trustee and executive compensation (with sole authority to approve any such consultant’s fees and other terms of engagement); and

➢	Assessing the appropriate structure and amount of compensation for our Trustees.

Compensation Consultants

Our Compensation Committee recognizes the importance of objective, independent expertise and advice in carrying out its responsibilities. The Compensation Committee continues to retain Pay Governance LLC as its consultant. Our Compensation Committee selected Pay Governance as its consultant because of its expertise and reputation. Neither we nor our Trustees or executive officers have any affiliation with Pay Governance or its executives and the engagement and direction of Pay Governance have been solely through our Compensation Committee.

During 2023, Pay Governance advised our Compensation Committee on executive compensation matters, plan design, industry trends and practices, and our pay-for-performance alignment, including realizable pay as measured relative to peers and relative to our total shareholder returns. As directed by the Committee, the consultants prepared analyses for the Committee relating to all aspects of the compensation of our executives. They advised the Committee on market practices regarding executive compensation, including annual incentive awards and long-term incentive pay, and reviewed our peer group and the market positioning of the compensation provided to our current NEOs and other senior executives. The consultants meet privately with the Committee and individual Committee members from time to time to plan for Committee meetings and discuss executive compensation matters. Pay Governance does not provide other services to us.

Our Compensation Committee received a letter from Pay Governance regarding its independence and assessed the independence of Pay Governance under New York Stock Exchange rules and concluded that Pay Governance’s work for the Committee does not raise any conflict of interest. Factors considered by the Committee include: (i) whether other services are provided to us by Pay Governance or its representatives; (ii) the amount of fees received by Pay Governance

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from us as a percentage of Pay Governance’s total revenue; (iii) policies of Pay Governance designed to prevent conflicts of interest; (iv) the absence of any business or personal relationship of representatives of Pay Governance or its representatives with a member of the Committee; (v) whether Pay Governance or its advisors to the Committee own any of our securities; and (vi) whether Pay Governance or its representatives have any business or personal relationship with any of our executive officers.

Role of Executives

Our Compensation Committee seeks the views of our President and Chief Executive Officer in setting and administering our executive compensation programs. In particular, at the beginning of each year, Mr. Sweeney oversees the development of proposed corporate goals for purposes of annual incentive compensation. These goals are derived from our corporate business plan and are selected to reinforce and enhance achievement of our operating and growth objectives. The Compensation Committee reviews these goals with Mr. Sweeney, adopts revisions it deems appropriate and determines the final goals for compensation.

Following the end of each year, Mr. Sweeney reviews with the Compensation Committee, at several meetings, the achievement of corporate performance goals and the performance of each other current named executive officer and presents his evaluation of such executive officer’s performance to the Committee. Decisions about individual compensation elements and total compensation are made by the Committee, using its judgment, focusing primarily on each current named executive officer’s performance as well as our overall performance. With respect to the non-quantitative performance measures applicable to our executives, the Committee relies heavily on the views of Mr. Sweeney (other than as to himself). As President and Chief Executive Officer, Mr. Sweeney oversees the day-to-day performance of the other current named executive officers. As such, our Compensation Committee believes that he is well positioned to evaluate their performance and make recommendations as to their overall compensation.

In addition to the role played by our President and Chief Executive Officer, our other executive officers furnish such industry data and legal and financial analyses as the Committee requests from time to time.

IV. 2023 Executive Compensation

Use of Peer Group Data

Our Compensation Committee, in consultation with its compensation consultant, developed a peer group as a frame of reference for our executive compensation. Our Compensation Committee selects companies for inclusion in the peer group that primarily acquire, sell, develop, lease and manage sizeable office real estate portfolios. In selecting companies, the Committee also considers their equity and total capitalization and geographic location as well as third party considerations (for example, where members of the financial community treat a particular company as being a Company peer). Our Compensation Committee has not selected or excluded companies from the peer group on account of their compensation practices. Our Compensation Committee believes that peer group data are an indicator of compensation opportunities at companies that might recruit our executives and the data therefore help the Committee set compensation at competitive levels. Our Compensation Committee also believes that peer group data provide perspective on performance measurement practices and linkages between pay and performance. The Committee does not set specific pay targets or otherwise engage in formal “benchmarking” of compensation of our executives against executives at peer group companies. The Committee does, however, attempt to set total compensation for each current named executive near the middle of the peer group data while allowing for the possibility of greater or lesser compensation based upon our corporate and individual performance.

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2024 PROXY STATEMENT

Our Compensation Committee reviews our peer group at least annually. For 2023, the Compensation Committee (i) removed Equity Commonwealth, Veris Residential, Inc. and Washington Real Estate Investment Trust, as each is no longer an office-centric REIT, and (ii) added City Office REIT and Orion Office REIT. Accordingly, the peer group used for competitive pay studies in 2023 included:

●	City Office REIT	●	Hudson Pacific Properties, Inc.

●	Corporate Office Properties Trust Inc.	●	Kilroy Realty Corp.

●	Cousins Properties Inc.	●	Orion Office REIT

●	Douglas Emmett, Inc.	●	Paramount Group, Inc.

●	Empire State Realty Trust, Inc.	●	Piedmont Office Realty Trust Inc.

●	Highwoods Properties, Inc.

Base Salary

Base salary represents the fixed portion of an executive’s compensation and provides a regular stream of income and financial security. In setting base salaries, our Compensation Committee considers the responsibilities, skills, experience and performance of the executives and relies heavily on the views of our President and Chief Executive Officer as to the impact, contribution and expertise of our executives (except in the case of himself and his compensation). In setting base salaries, our Compensation Committee also considers the linkage of base salaries to the elements of our compensation that are tied to base salaries (such as severance and change in control benefits and annual and long-term incentive targets that are computed as a multiple of base salary). As part of the annual compensation process, the Committee may adjust base salaries to reflect changes in market data or in an executive’s responsibilities, skills, experience and performance.

For 2023, the base salaries of our current NEOs were unchanged as reflected in the table below:

Name	2022 Base Salary	2023 Base Salary	% Increase

Gerard H. Sweeney	$800,000	$800,000	0%

Thomas E. Wirth	$469,000	$469,000	0%

H. Jeffrey DeVuono	$428,450	$428,450	0%

George D. Johnstone	$387,000	$387,000	0%

William D. Redd	$400,000	$400,000	0%

Annual Incentive Awards

Annual incentive awards are designed to reward executives for achievement of annual performance goals linked to the achievement of our annual company goals. Each year our Compensation Committee establishes a target amount for annual incentive awards for each executive, with the target amount expressed as a percentage of the executive’s base salary. The targeted amounts take into account all factors that the Committee deems relevant, including the input of Pay Governance as to competitive compensation levels, the recommendation of our President and Chief Executive Officer (except with respect to his own target), responsibilities of the executives and the Committee’s view of market conditions.

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2023 target percentages for annual incentive awards for NEOs were as follows (which were unchanged from 2022 target percentages):

Name	2023 Target Award as a % of Base Salary

Gerard H. Sweeney	200%

Thomas E. Wirth	100%

H. Jeffrey DeVuono	100%

George D. Johnstone	100%

William D. Redd	100%

2023 Annual Incentive Performance Goals and Outcomes

Payouts under the 2023 annual incentive are determined primarily with reference to our achievement of corporate performance goals related to operations, leasing and capital management, which we believe are key drivers of value for our shareholders. We refer to this array of performance goals as our “corporate scorecard.” The scorecard is established by the Compensation Committee annually, in the first quarter of year. Performance goals are established based on the prevailing operating environment, our associated business plan, and external guidance provided to investors. Specifically, 2023 annual incentive performance goals reflected the unprecedented challenges in the Office REIT sector, both with respect to reduced tenant demand and increased cost of capital, and the broader macroeconomic environment that deeply impacted the real estate market. As such, performance goals may be below prior year targets for some metrics, while still representing challenging goals in light of the then prevailing operating environment. In fact, the goals were reflective of Company expectations and external guidance and in line with analysts’ expectations. The 2023 scorecard is shown below, including actual performance outcomes.

Payout Range	85%	100%	175%

Performance Measure	Minimum	Target	Maximum	Actual Performance	% of Target Achieved	% Weighting (of 100%)	Weighted Achievement

OPERATIONS (20% WEIGHTING)

FFO (1)	$1.10	$1.16	$1.22	$1.15	98%	6.67%	6.54%

Cash Available for Distribution, as adjusted (CAD) (2)	$0.71	$0.76	$0.81	$0.90	175%	6.67%	11.67%

Same Store (accrual-based) NOI Growth (3)	0.0%	1.0%	2.0%	2.0%	175%	6.67%	11.67%

						20.00%	29.88%

LEASING (30% WEIGHTING)

Spec Revenue Achievement ($MM)	$17.0	$18.0	$19.0	$17.1	87%	10.00%	8.70%

Year-End Leased	91%	91.5%	92%	89.6%	0.0%	10.00%	0%

Revenue Maintaining Capital (% lease revenue) (4)	13%	12%	11%	10%	175%	10.00%	17.50%

						30.00%	26.20%

CAPITAL (50% WEIGHTING) (5)

Aggregate Investment Activity ($MM)	$649	$674	$1005	$673.8	100%	12.50%	12.5%

Volume of Assets Sold (6)	$100	$125	$150	$89.7	0%	12.50%	0%

Net Debt / EBITDA* (7)	6.5x	6.4x	6.2x	6.3x	138%	12.50%	17.25%

Interest Coverage Ratio*	2.2x	2.4x	2.6x	2.6x	175%	12.50%	21.88%

						50.00%	51.63%
* Represents annualized fourth quarter metric.					Formulaic Outcome:		108%

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2024 PROXY STATEMENT

(1)  Pursuant to the revised definition of FFO adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate FFO by adjusting net income/(loss) attributable to common unit holders (computed in accordance with GAAP) for gains (or losses) from sales of properties, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated real estate ventures, real estate related depreciation and amortization, and after similar adjustments for unconsolidated real estate ventures. Our calculation of FFO includes gains from sale of undepreciated real estate and other assets, considered incidental to our main business, to third parties or unconsolidated real estate ventures. FFO is a non-GAAP financial measure. We believe that the use of FFO combined with the required GAAP presentations has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REITs’ operating results more meaningful. We consider FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding property impairments, gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

We consider net income, as defined by GAAP, to be the most comparable earnings measure to FFO. While FFO and FFO per unit are relevant and widely used measures of operating performance of REITs, FFO does not represent cash flow from operations or net income as defined by GAAP and should not be considered as alternatives to those measures in evaluating our liquidity or operating performance. We believe that to further understand our performance, FFO should be compared with our reported net income/(loss) attributable to common unit holders and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

(2)  Cash available for distribution, or CAD, is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented in our investor presentations solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies. For purposes of the scorecard, our Compensation Committee adjusts CAD to reflect intra-year capital markets and other transaction activity not taken into account in the initial scorecard metric.

(3)  NOI, or net operating income, is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders. Our same store portfolio generally consists of those properties that we owned for the entirety of each of the periods being compared, but for purposes of the scorecard, our Compensation Committee adjusted the same store portfolio to exclude termination fees, bad debt expense and other income. Refer to Appendix A to this proxy statement for a reconciliation of our 2023 same store NOI to our 2023 net income available to common shareholders.

(4)  Revenue maintaining capital expenditures are a component of our CAD calculation and represent the portion of capital expenditures required to maintain our current level of cash available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was incurred. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, we exclude capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.

(5)  While the table above affords equal weighting to the four performance measures in the capital category, these weightings are not fixed. The Compensation Committee reserves discretion to vary the weight afforded to each of these measures, to appropriately emphasize the factors most important to the Company’s effective deployment of capital under prevailing conditions, as determined by the Compensation Committee from time to time.

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(6)  The Committee removed “Development/Redevelopment Starts” from the scorecard and replaced it with this goal in 2023, to emphasize the importance of liquidity and the strengthening of the Company’s balance sheet.

(7)  Ratio of Net Debt to EBITDA excludes capital market transaction items.

The foregoing include various non-GAAP measures. Please see Appendix A for reconciliation of those measures to our published financial statements.

Our annual incentive program reserves to the Compensation Committee the right to adjust the overall corporate scorecard outcome upward or downward by 25% to reflect the Compensation Committee’s subject evaluation of our performance in matters such as strategic accomplishments or our performance relative to peer companies. The annual incentive program also reserves to the Compensation Committee the right to adjust any individual NEO’s annual incentive payout, based on the Compensation Committee’s subjective evaluation of that executive’s individual performance and/or the performance of any business unit, function or region managed by that executive. Mr. Sweeney’s performance is evaluated solely by the Compensation Committee. The Committee also evaluates the individual performance of other NEOs after receiving recommendations from Mr. Sweeney. While the Compensation Committee does not often make significant discretionary adjustments to individual annual incentive payouts, the Compensation Committee views its discretionary authority as a tool to ensure individual accountability.

2023 Annual Incentive Payouts

After reviewing the results of the corporate scorecard, the Compensation Committee noted the 108% formulaic outcome. However, our CEO consulted with the Compensation Committee on this point and, given the macro conditions in the industry, recommended that the corporate scorecard outcome be limited to the target amount. After its consultation with our CEO, the Compensation Committee approved a default scorecard outcome of 100%. Then, after considering our CEO’s individual performance evaluations, the Compensation Committee approved 2023 annual incentive payouts to each NEO in the amounts shown in the table below. The approved amounts were paid in cash to each NEO in the first quarter of 2024.

	2023 ANNUAL INCENTIVE FINAL PAYOUT
Name	Target Amount ($)	Formulaic Outcome ($)	Actual Payout Approved ($)	Actual Payout Approved (% of Target)

Gerard H. Sweeney	$1,600,000	$1,728,000	$1,600,000	100%

Thomas E. Wirth	$469,000	$506,520	$490,000	104%

H. Jeffrey DeVuono	$428,450	$462,726	$428,450	100%

George D. Johnstone	$387,000	$417,960	$387,000	100%

William D. Redd	$400,000	$432,000	$380,000	95%

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2024 PROXY STATEMENT

Equity-Based Long-Term Incentive Compensation

Consistent with our compensation objectives, our equity-based long-term incentive program is designed to assist us in attracting and retaining high quality executives, while tying a significant portion of compensation to our performance. For the awards made in March 2023, the Compensation Committee, after consultation with Pay Governance, determined target long-term incentive award values for each executive officer as set forth below:

Name	2023 TARGET LTI AWARD AS A % OF BASE SALARY

Gerard H. Sweeney	465%

Thomas E. Wirth	265%

H. Jeffrey DeVuono	230%

George D. Johnstone	230%

William D. Redd	230%

2023 Long-Term Incentive Plan Design

Consistent with prior years, equity-based awards for executive officers in 2023 are intended to address both the long-term performance and retention objectives of our equity compensation philosophy, delivered as follows:

➢

Equity-based long-term incentive awards are delivered as a mix of two-thirds PSUs and one-third RSUs. The target number of PSUs and the number of RSUs for each executive are each determined by dividing the allocable portion of his target LTI value by the trailing average closing price of our common shares for the ten trading days immediately preceding the grant date.

➢

PSUs which may be earned based on our TSR relative to the component members (excluding ourselves) of the FTSE NAREIT Equity Office Index for the period beginning on the grant date (February 16, 2023) and ending December 31, 2025. If the Company’s TSR during the measurement period is negative, the maximum number of PSUs that may be earned will be limited to 100% of the target level (even if our TSR is above the peer group median). For 2023 awards, dividend equivalents are not credited on PSUs.

➢

RSUs generally vest in equal proportions over three years subject to continued employment with the Company; which the Committee believes enhances executive officer retention. Dividend equivalents are paid on the RSUs over the vesting period.

➢

The RSUs also include an outperformance modifier that can increase the original award by up to 225% based on Brandywine’s achievement of superior results for two performance measures during the three-year period ending December 31, 2025.

➢	Awards are subject to accelerated vesting or settlement upon death, disability, involuntary termination or qualifying retirement, as further described below under “Vesting and Forfeiture Provisions”.

2023 RSU Outperformance Modifier

The RSU awards include an outperformance modifier that can increase the original award up to 225% based on Brandywine’s achievement of superior results for average funds from operations (FFO) growth and aggregate investment activity during the three-year period ending December 31, 2025, with FFO growth weighted 25% and aggregate investment activity weighted 75%. These goals are intentionally ambitious and their achievement was not considered probable on the date of grant.

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Half of any additional shares earned under this outperformance feature will vest based on continued service through each of January 1, 2026 and January 1, 2027, provided that this additional service requirement will be waived in the event of a death, disability or qualifying retirement. In the case of death, disability or qualifying retirement prior to December 31, 2025, the opportunity to earn additional shares under the outperformance feature will remain in effect, but the number of additional shares earned at the conclusion of the performance period (if any) will be pro-rated to reflect the fraction of the performance period actually worked.

Dividend equivalents on any additional shares earned under the outperformance feature will be credited in cash, but only with respect to dividends paid following the end of the applicable performance period and will be subject to the same vesting and payment terms as the shares to which they relate.

2023-2025 Performance Share Unit Award Terms

Our PSUs may be earned based on the percentile rank of our TSR relative to the other members of the FTSE NAREIT Equity Office Index for the period beginning on the grant date (February 16, 2023) and ending December 31, 2025. The payout scale for the 2023-2025 performance period is presented below and is unchanged from the 2022-2024 program:

Percentile Rank	PSU Payout %
75th Percentile and above	200%
50th Percentile	100%
25th Percentile	50%
Below 25th Percentile	0%

Vesting and Forfeiture Provisions

Equity awards that remain unvested upon the holder’s termination of employment with us will vest or be forfeited depending on the reason for the termination. The table below summarizes these provisions:

Reason for Termination	Effect on Awards
Voluntary Termination by Executive not eligible for Qualifying Retirement (1)	● Forfeit
Change in Control

● Early measurement for outperformance component of restricted common share awards (“outperformance shares”), with earned outperformance shares remaining subject to time vesting requirements

● Early measurement and payout for PSUs

● RSUs (including any earned but unvested outperformance shares) vest and shares are delivered if an involuntary termination occurs within one year

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Death or Disability

● Performance period for outperformance shares remains open, with payout at the end of performance period (pro-rated based on the portion of the period actually served)

● Early measurement and payout for PSUs

● RSUs vest and shares are delivered (including any previously earned but unvested outperformance shares)

Qualifying Retirement (1)

● Performance period for outperformance shares remains open, with payout at the end of performance period (pro-rated based on the portion of the period actually served)

● Early measurement and payout for PSUs (pro-rated based on the portion of the performance period actually served)

● Shares underlying RSUs are delivered (including any previously earned but undelivered outperformance shares)

(1)

Qualifying Retirement means an executive’s voluntary termination of employment after reaching age 57 and accumulating at least 15 years of service with us. Four of our current named executive officers, Mr. Sweeney, Mr. Johnstone, Mr. Redd and Mr. DeVuono, have met the conditions to elect a qualifying retirement as of the date of this proxy statement. Mr. Wirth becomes retirement eligible in December 2024.

2021-2023 Performance Share Unit Award Outcomes

For the 2021-2023 period, our -44.5% TSR ranked at the 30th percentile of the FTSE NAREIT Equity Office Index (excluding us), resulting in a payout of 2021-2023 PSUs at 60% of target. This resulted in the named executive officers earning the number of units shown below:

Name	PSUs Earned (#)

Gerard H. Sweeney	105,062

Thomas E. Wirth	33,994

H. Jeffrey DeVuono	25,837

George D. Johnstone	23,347

William D. Redd	23,658

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2021-2023 Outperformance Modifier Outcomes

The 2021 RSU awards included an outperformance modifier that could have increased the number of shares issuable under those awards by up to 200% based on our achievement of superior results for average FFO growth1 and aggregate investment activity2, weighted equally, during the three-year period ending December 31, 2023.

The performance and payout scale for average FFO growth is shown below:

Average FFO Percentage	Percentage of Component Earned
Less than 2.75%	0%
2.75%	50%
3.25%	100%
3.75% or more	200%

1 We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. We generally consider FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.

2 For this purpose, “aggregate investment activity” means the sum of the following: (a) the purchase price of real estate, including land and buildings, acquired by us or an unconsolidated subsidiary during the performance period; (b) the gross sales price of real estate, including land and buildings, sold by us or an unconsolidated subsidiary during the performance period; (c) the present value of scheduled rental payments that will be made, or received, over the term of any ground lease executed by the Company or an unconsolidated subsidiary during the performance period (using a discount rate equal to the Company’s weighted cost of capital at the time of execution of any such ground lease); (d) the principal amount of loans made or committed to be made by the Company to third persons, including to unconsolidated subsidiaries, during the performance period; (e) the amount of equity invested or committed to be invested by us in third persons, including in unconsolidated subsidiaries, during the performance period; (f) the budgeted cost of developments and redevelopments commenced by the Company or an unconsolidated subsidiary during the performance period (regardless of whether such costs will be funded through debt or equity, including equity funded by a third party partner or member in an unconsolidated subsidiary, or a combination thereof); and (g) without duplication, our equity and debt commitments to joint ventures formed during the performance period. In the event that we undertake a purchase or sale through an unconsolidated subsidiary, then the amount credited to aggregate investment activity will be our pro rata share of the purchase price or sale price, determined based on our ownership interest in the unconsolidated subsidiary, without regard to priority entitlements to distributable cash.

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For performance between 2.75% and 3.25%, or between 3.25% and 3.75%, the payout earned would have been determined by straight line interpolation.

The performance and payout scale for aggregate investment activity is shown below:

Aggregate Investment Activity	Percentage of Component Earned
Less than $1,100,000,000	0%
$1,100,000,000	50%
$1,200,000,000	100%
$1,300,000,000	200%

For performance between $1,100,000,000 and $1,200,000,000, or between $1,200,000,000 and $1,300,000,000, the payout earned would have been determined by straight line interpolation. However, amounts would have only been earned in respect of the aggregate investment activity component if the ratio of pro forma net debt3 to pro forma adjusted EBITDA4 had been 6.3x or less.

These goals were intentionally ambitious and their achievement was not considered probable on the date of grant. As of the end of the performance period, the outperformance goals were not achieved at levels sufficient to activate the outperformance modifier, and therefore there was no increase in the shares deliverable under the 2021 RSU awards.

3 For this purpose, “pro forma net debt” is a non-GAAP measure and means the sum of our consolidated debt (less cash) as of December 31, 2023, plus our share of unconsolidated real estate venture debt, plus (without duplication) a pro forma adjustment to include debt budgeted to finance our equity and debt commitments to joint ventures formed during the performance period, to the extent not outstanding as of December 31, 2023.

4 For this purpose, “pro forma adjusted EBITDA” is a non-GAAP measure and means the sum of (a) net income (loss), plus interest expense, plus income tax expense (if any), plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated real estate ventures, plus adjustments to reflect our share of such items from unconsolidated real estate ventures, as adjusted for capital market and other transactional items related to capital market and other transactions, for the three (3) month period ending on December 31, 2023 annualized for a twelve-month period (“Adjusted EBITDA”) plus (b) a pro forma adjustment to include (but without duplication) the projected increase to Adjusted EBITDA solely attributable to our equity and debt commitments to joint ventures formed during the performance period, based on assumptions used in our underwritten operating budget for such equity and debt commitments (and, in the case of equity and debt commitments to joint ventures occurring during three (3) month period ending on December 31, 2023, assuming such transactions had occurred as of October 1, 2023).

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Deferred Compensation Plan

We maintain a deferred compensation plan that enables our executives to defer a portion of their base salaries, annual incentive awards and equity awards. The amounts deferred are not included in the executive’s current taxable income and, therefore, are not currently deductible by us. The executives select from a limited number of mutual funds and investment alternatives which serve as measurement funds, and the deferred amounts are increased or decreased to correspond to the market return of the selected investments. We generally do not provide any matching contribution to any executive officer who participates in this plan, other than a limited amount to make up for any loss of matching contributions under our Section 401(k) plan due to Internal Revenue Code limits. However, an executive who defers more than 25% of his or her annual incentive award into the Company Share Fund under the deferred compensation plan will receive a 15% matching contribution on the excess amount, which matching contribution will itself be invested in the Company Share Fund. We maintain this plan to help ensure that our benefits are competitive. See “Compensation Tables and Related Information – Nonqualified Deferred Compensation.”

Other Benefits

Our executives participate in company-sponsored benefit programs available generally to all our salaried employees, including our shareholder-approved non-qualified employee share purchase plan and our Section 401(k) plan. For 2023, our 401(k) plan provided a company matching contribution of 50% of the first 6% of eligible compensation contributed to the plan, up to a maximum company matching contribution of $9,900. Other benefits, such as health and dental plans, group term life insurance and short- and long-term disability insurance, are also available generally to all our salaried employees.

Perquisites

We do not provide perquisites to our executive officers.

Post-Termination Benefits; Qualifying Retirement

We provide post-employment benefits to our executive officers that vary based on the executive and the circumstances of the executive’s termination. See “Employment and Other Agreements” and “Potential Payments upon Termination of Employment or Change-in-Control.”

We have “change of control” severance agreements with our executive officers which condition (other than with respect to our President and Chief Executive Officer) the executive’s entitlement to severance following a change of control upon a so-called “double trigger.” Under a double-trigger, the executive is entitled to severance only if, within a specified period following the change of control, the terms of his or her employment are adversely changed or he or she is terminated without cause, except for our President and Chief Executive Officer, who would be entitled to severance if he were to resign within six months following the change of control or his employment were terminated without cause. Our Compensation Committee believes that the severance protection that we provide is important in enabling us to attract and retain high quality executives and that it is in our best interest to have agreements with our senior executives that maintain their focus on, and commitment to, us notwithstanding a potential merger or other change of control transaction.

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V. Key 2024 Executive Compensation Actions

Key 2024 Executive Compensation Actions

➢	For 2024, long-term incentive awards to each NEO continued to be delivered through PSUs and RSUs.

➢

The PSU award design was revised for 2024 to incorporate two new performance metrics. Specifically, payout under the 2024 PSU awards will be based on the achievement for two operating metrics - leasing activity (weighted 75%) and same store net operating income growth (weighted 25%). The payout range for the operating metrics is zero to 200%, but the 2024 program also includes a relative TSR “modifier” that will increase or decrease the operating metric outcome by up to 20%, based on our TSR return relative to that of the FTSE NAREIT Equity Officer Index during the performance period. In revising the PSU program for 2024, the Compensation Committee is strengthening its emphasis on the achievement of key operating metrics. By retaining relative TSR as a “modifier,” the Compensation Committee is continuing its emphasis on the importance of delivering competitive long-term returns to investors. 2024 PSU awards include a dividend equivalent right feature, whereby the payment of a dividend during the performance period will result in a commensurate increase in the number of target units subject to the award, and those additional units will be subject to the same performance, vesting and other terms as the original units.

➢

The RSU awards again include an outperformance modifier that can increase the number of shares payable under the award based on Brandywine’s achievement of superior results for two performance measures during the three-year period ending December 31, 2026. For 2024 awards, the outperformance modifiers are 275% for Mr. Sweeney, 250% for Mr. Wirth, and 225% for other NEOs. 25% of the outperformance feature is again based on cumulative FFO and 75% is again based on total capital market activity, to emphasize the importance of balance sheet management in the current market environment. The outperformance goals are intentionally ambitious and their achievement was not considered probable on the date of grant.

➢	The following table reflects our named executive officers’ base salaries approved by the Compensation Committee for 2024:

Name	2023 Base Salary	2024 Base Salary	% Increase

Gerard H. Sweeney	$800,000	$800,000	0%

Thomas E. Wirth	$469,000	$469,000	0%

H. Jeffrey DeVuono	$428,450	$428,450	0%

George D. Johnstone	$387,000	400,000	3.4%

William D. Redd	$400,000	$400,000	0%

➢	All of our named executive officers’ target bonus opportunities, as a percentage of their base salaries, are unchanged for 2024.

VI. Additional Executive Compensation Policies and Practices

Timing of Equity and Other Awards

We do not have any process or practice to time the grant of equity awards in coordination with our release of earnings or other material non-public information. Historically, our Compensation Committee has approved annual incentive awards

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and equity-based long-term incentive awards after the completion of each fiscal year, following review of pertinent fiscal year information and industry data. The date on which the Committee has met has varied from year to year, primarily based on the schedules of Committee members and the timing of compilation of data requested by the Committee. We do not time the release of material information to affect the value of executive compensation.

Compensation Recovery; Clawback Agreements and Clawback Policy

We have entered into “clawback” agreements with each of our executive officers that provide that in the event of an accounting restatement due to material non-compliance with any financial reporting requirements under the federal securities laws, and without regard to misconduct, we have the right to recover incentive-based compensation that was computed on the basis of erroneous data during the three-year period preceding the accounting restatement and that exceeded what should have been paid on the basis of the corrected data. In addition, effective as of October 2, 2023, we adopted a new clawback policy, which applies to each of our executive officers and provides for the recoupment of certain incentive compensation pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, in the manner required by Section 10D of the Securities Exchange Act of1934, as amended (the “Exchange Act”), Rule 10D-1 promulgated thereunder, and the New York Stock Exchange listing standards. The policy provides for the recovery of erroneously awarded incentive-based compensation “received” by our current and former executive officers in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the federal securities laws, regardless of fault or misconduct.

Share Ownership Requirements

We maintain minimum share ownership requirements for our executive officers. We include these requirements in our Corporate Governance Principles and summarize them below:

➢

Our President and Chief Executive Officer is required to own, within five years of his appointment as an executive officer, the lesser of (x) 75% of the number of common shares or share equivalents awarded to such executive officer for no consideration (other than such executive officer’s services) under an equity compensation program during the sixty-month period that precedes the testing date, less shares withheld for taxes and (y) common shares or share equivalents that have a market value (based on the average of the closing common share prices as reported on the New York Stock Exchange for the twelve-month period ending on June 30 of the calendar year that precedes the date of computation) at least equal to six times his base salary.

➢

Each (i) Executive Vice President who is a Senior Managing Director and (ii) Executive or Senior Vice President who is any of the Chief Financial Officer, Chief Investment Officer, General Counsel or Chief Administrative Officer is required to own, within five years of his or her appointment as an executive officer, the lesser of (x) 75% of the number of common shares or share equivalents awarded to such executive officer for no consideration (other than such executive officer’s services) under an equity compensation program during the sixty-month period that precedes the testing date, less shares withheld for taxes and (y) common shares or share equivalents that have a market value (based on the average of the closing common share prices as reported on the New York Stock Exchange for the twelve-month period ending on June 30 of the calendar year that precedes the date of computation) at least equal to four times his or her base salary.

➢

Each Executive Vice President, Senior Vice President or Vice President (other than, in each case, a leasing officer) who does not hold a position previously mentioned in this section is required to own, within five years of his or her appointment as an executive officer, the lesser of (x) 50% of the number of common shares or share equivalents awarded to such executive officer for no consideration (other than such executive officer’s services) under an equity

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compensation program during the sixty-month period that precedes the testing date, less shares withheld for taxes and (y) common shares or share equivalents that have a market value (based on the average of the closing common share prices as reported on the New York Stock Exchange for the twelve-month period ending on June 30 of the calendar year that precedes the date of computation) at least equal to 1.5 times his or her base salary.

Each of our executive officers is in compliance with the share ownership requirements. If an executive officer were not to meet the requirements, the executive officer would be restricted from selling any common shares that have been or are thereafter awarded to him or her under any of our equity compensation programs until such executive officer meets the requirements, except as required by law or upon the approval of the Board or the Compensation Committee or (except as to himself) the President and Chief Executive Officer.

Hedging Prohibition

Our executives and Trustees are prohibited from hedging their ownership or offsetting any decline in the market value of our shares, including by trading in publicly-traded options, puts, calls or other derivative instruments related to our shares.

Pledges and Transactions in Shares

Our executives and Trustees are prohibited from pledging our shares as collateral for loans.

Compensation and Risks

Our Compensation Committee believes that the risks material to our business are those that derive from broad-based economic trends and specific trends related to the types of real estate we own and operate in our relevant markets. We do not believe that these risks are materially affected by, or materially arise from, our compensation policies and practices. We believe that our compensation policies and practices support achievement of competitive performance without unnecessary and excessive risk taking. Our annual incentive awards and equity-based long-term incentive awards are based on a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance. In addition, our share ownership requirements encourage our executives to focus on sustained share price appreciation rather than short-term results. Furthermore, compliance and ethical behavior are integral factors considered in all performance assessments.

Accounting Considerations

Prior to implementation of a compensation program and awards under the program, we evaluate the cost of the program and awards in light of our current budget and anticipated budget. We also review the design of compensation programs to assure that the recognition of expense for financial reporting purposes is consistent with our financial modeling.

Tax Considerations

Prior to implementation of a compensation program and awards under the program, we evaluate the federal income tax consequences, both to us and to our executives, of the program and awards. Before approving a program, our Compensation Committee receives an explanation from our outside professionals as to the expected tax treatment of the program and awards under the program.

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Consideration of Prior Year Compensation

The primary focus of our Compensation Committee in setting executive compensation is the executive’s current level of compensation, including recent awards of long-term incentives, in the context of current levels of compensation for similarly situated executives at peer companies, taking into account the executive’s performance and our corporate performance. The Committee has not adopted a formulaic approach for considering amounts realized by an executive from prior equity-based awards.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis with our management, which has the responsibility for preparing the Compensation Discussion and Analysis. Based upon this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in our proxy statement for our 2024 annual meeting of shareholders.

Submitted by:

James C. Diggs
Reginald DesRoches
Charles P. Pizzi (Chair)

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Compensation Tables and Related Information

The following tables and footnotes set forth information, for the three most recent fiscal years, concerning compensation awarded to, earned by or paid to: (i) our President and Chief Executive Officer, (ii) our Executive Vice President and Chief Financial Officer and (iii) each of our three other most highly compensated executive officers in 2023 who were serving as executive officers at December 31, 2023 (our “named executive officers”).

Summary Compensation Table

Current Executive Name and Principal Position	Year	Salary (1)	Share Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Gerard H. Sweeney President and Chief Executive Officer	2023	$800,000	$3,598,577	$1,600,000	$14,308(5)	$6,102,885
	2022	$791,667	$3,869,132	$1,680,000	$14,308	$6,355,107
	2021	$750,000	$3,375,006	$1,950,000	$14,038	$6,089,044
Thomas E. Wirth Executive Vice President, Chief Financial Officer	2023	$469,000	$1,202,281	$490,000	$5,490(6)	$2,166,771
	2022	$466,667	$1,260,164	$502,000	$5,490	$2,234,321
	2021	$455,000	$1,091,998	$591,500	$5,220	$2,143,718
H. Jeffrey DeVuono Executive Vice President and Regional Managing Director	2023	$428,450	$953,270	$428,450	$5,490(6)	$1,815,660
	2022	$426,208	$1,013,061	$449,873	$5,490	$1,894,632
	2021	$415,000	$829,993	$540,000	$5,220	$1,790,213
George D. Johnstone Executive Vice President, Operations	2023	$387,000	$861,051	$387,000	$5,490(6)	$1,640,541
	2022	$385,000	$915,060	$406,350	$5,490	$1,711,900
	2021	$375,000	$750,003	$487,500	$5,220	$1,617,723
William D. Redd Executive Vice President and Senior Managing Director	2023	$400,000	$889,974	$380,000	$5,490(6)	$1,675,464
	2022	$396,667	$945,798	$400,000	$5,490	$1,747,955
	2021	$380,000	$760,003	$494,000	$5,220	$1,639,223

(1)

Executives are eligible to defer a portion of their salaries under our Nonqualified Deferred Compensation Plan. The amounts shown in this column have not been reduced by any deferrals under the Nonqualified Deferred Compensation Plan. Amounts deferred in 2023 are shown in the Nonqualified Deferred Compensation table below.

(2)

This column represents the grant date fair value of Share Awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Share Awards consist of RSUs and PSUs. The grant date fair value of each RSU awarded on February 16, 2023 was equal to the closing price on New York Stock Exchange on the award date ($6.58). The grant date fair value for the PSUs awarded on February 16, 2023 was $6.49 and was determined using a Monte Carlo simulation probabilistic valuation model. We assumed volatility of 36.2%, which was calculated based on the volatility of our share price over the preceding six years, using weekly share price observations (average peer volatility over the same period was 34.0%). The amounts listed in this column include the following amounts for PSUs

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awarded in 2023: for Mr. Sweeney, $2,388,015; for Mr. Wirth, $797,835; for Mr. DeVuono, $632,587; for Mr. Johnstone, $571,393; and for Mr. Redd, $590,584. Per SEC rules, the values of these units are reported in this column based on their probable outcomes at the grant date. However, the terms of the units permit additional shares to be earned based on performance. The grant date value of the maximum number of common shares that may be earned under the units was $4,776,030 for Mr. Sweeney, $1,595,670 for Mr. Wirth, $1,265,174 for Mr. DeVuono, $1,124,785 for Mr. Johnstone, and $1,181,167 for Mr. Redd. Similarly, the amounts listed in this column also include the following amounts in respect of RSUs awarded in 2023: for Mr. Sweeney, $1,210,562; for Mr. Wirth, $404,446; for Mr. DeVuono, $320,683; for Mr. Johnstone, $289,658; and for Mr. Redd, $299,390. These RSU awards include an outperformance modifier which could increase the number of shares issuable under the award. Per SEC rules, the values of these RSUs are reported based on their grant date fair values, which reflect that the achievement of the outperformance goals was not considered probable on the grant date. The grant date value of the maximum number of common shares that may be earned under these awards was $3,631,686 for Mr. Sweeney, $1,213,338 for Mr. Wirth, $962,049 for Mr. DeVuono, $868,974 for Mr. Johnstone, and $898,170 for Mr. Redd.

(3)

These amounts reflect annual incentives actually earned in cash. Executives are eligible to defer a portion of the amounts earned into our Deferred Compensation Plan. The amounts shown in this column have not been reduced by any deferrals under the Nonqualified Deferred Compensation Plan. Amounts deferred in 2023 are shown in the Nonqualified Deferred Compensation table below.

(4)	Amounts in this column do not include dividends paid on unvested restricted common shares rights because the dollar value of dividends has been factored into the grant date fair value of the rights.

(5)	Represents for 2023 (i) $5,490 in employer matching contributions to our 401(k) plan; and (ii) $8,818 from participation in the Employee Share Purchase Plan.

(6)	Represents for 2023 $5,490 in employer matching contributions to our 401(k) plan.

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Grants of Plan-Based Awards

Current Executive Name	Grant Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#) (2)			All Other Share Awards: Number of Shares (#)	Grant Date Fair Value of Share and Option Awards (3)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Gerard H. Sweeney	Annual Incentive	n/a	$1,360,000	$1,600,000	$2,800,000
	PSUs	2/16/2023				183,977	367,953	735,906		$2,388,015
	RSUs(4)(5)	2/16/2023							183,976	$1,210,562
Thomas E. Wirth	Annual Incentive	n/a	$398,650	$469,000	$820,750
	PSUs	2/16/2023				61,467	122,933	245,866		$797,835
	RSUs(4)(5)	2/16/2023							61,466	$404,446
H. Jeffrey DeVuono	Annual Incentive	n/a	$364,183	$428,450	$749,788
	PSUs	2/16/2023				48,736	97,471	194,942		$632,587
	RSUs(4)(5)	2/16/2023							48,736	$320,683
George D. Johnstone	Annual Incentive	n/a	$328,950	$387,000	$677,250
	PSUs	2/16/2023				44,021	88,042	176,084		$571,393
	RSUs(4)(5)	2/16/2023							44,021	$289,658
William D. Redd	Annual Incentive	n/a	$340,000	$400,000	$700,000
	PSUs	2/16/2023				45,500	90,999	181,998		$590,584
	RSUs(4)(5)	2/16/2023							45,500	$299,390

(1)

The “Threshold” column represents the amount payable when threshold performance is met. The “Target” column represents the amount payable if the specified performance targets are reached. The “Maximum” column represents the maximum payment opportunity. See “Compensation Discussion and Analysis – Discussion – Annual Incentive Awards.”

(2)

The numbers shown under Estimated Future Payouts Under Equity Incentive Plan Awards represent the number of shares potentially issuable under PSU awards. These awards may be earned based on the Company’s TSR performance relative to that of the other members of a peer index over the period beginning on the grant date and ending December 31, 2025. See “Compensation Discussion and Analysis – Equity-Based Long-Term Incentive Compensation – 2023 Long-Term Incentive Plan Design” for a description of the PSUs. See below under the heading “Equity Award Agreements” for a description of the effects of death, disability, involuntary termination, retirement or change in control on these awards.

(3)

The amounts shown in this column represent the grant date fair value of awards on the date of grant, computed in accordance with FASB ASC Topic 718. These amounts may differ from the target LTI values used by our Compensation Committee to size the awards, due to technical differences in how awards are valued for accounting purposes. For example, the Compensation Committee determines the both the target number of PSUs and the number of RSUs granted to each NEO based on the trailing average closing price of our common shares for the 10 days immediately preceding the grant date, whereas for accounting purposes the value for PSUs is determined based on a Monte Carlo model and the value for restricted stock rights is determined based on our closing share price on the grant date.

(4)

Consists of RSUs that vest in three equal installments on each of April 15, 2024, April 15, 2025 and April 15, 2026. See below under the heading “Equity Award Agreements” for a description of the effects of death, disability, involuntary termination, retirement or change in control on these awards.

(5)

These RSUs also include an outperformance modifier attached that could increase the original award up to 225% based on Brandywine’s achievement of superior results for FFO growth and aggregate investment activity, weighted equally, during the three-year period ending December 31, 2025. See “Compensation Discussion and Analysis – Equity-Based Long-Term Incentive Compensation – 2023 RSU Outperformance Modifier” for description of this outperformance feature. See below under the heading “Equity Award Agreements” for a description of the effects of death, disability, involuntary termination, retirement or change in control on these awards.

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Outstanding Equity Awards at Fiscal Year-End

The following table summarizes information regarding outstanding equity awards held by our named executive officers as of December 31, 2023. In accordance with SEC rules, the market values shown in the table below are based on the closing price of our common shares on December 29, 2023 ($5.40).

	OPTION AWARDS				SHARE AWARDS
Current Executive Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#) (1)(2)	Market Value of Shares That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Gerard H. Sweeney	13,333	0	$6.21	(4)	0 (5)	$0 (5)	697,071	3,764,183
	33,333	0	$14.31	(4)
	0	0	$0
Thomas E. Wirth	0	0	$0		90,645	$489,483	230,995	1,247,374
H. Jeffrey DeVuono	0	0	$0		0 (5)	$0 (5)	180,917	976,949
George D. Johnstone	0	0	$0		0 (5)	$0 (5)	163,415	882,441
William D. Redd	0	0			0 (5)	$0 (5)	168,904	912,082

(1)	The unvested shares shown in this column vest in the following amounts and on the following dates, based on the continued service of the grantee:

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Current Executive Name	Number of Unvested Shares	Vesting Date
Gerard H. Sweeney	0	0
Thomas E. Wirth	39,870	4/15/2024
	30,287	4/15/2025
	20,488	4/15/2026
H. Jeffrey DeVuono	0	0
	0	0
George D. Johnstone	0	0
William D. Redd	0	0

(2)

The vesting of these awards may be accelerated in circumstances (such as in connection with a death, disability or qualifying retirement). See below under the heading “Equity Award Agreements” for additional information regarding these scenarios.

(3)

Represents hypothetical payout value, if any, under PSUs and the outperformance feature of RSUs awarded on February 16, 2023. For a discussion of the relevant terms of these awards, see “Compensation Discussion and Analysis – Equity-Based Long-Term Incentive Compensation.” In accordance with SEC rules, we have shown the number and value of these awards based on actual performance through December 31, 2023, rounded up to the next performance interval. This results in target performance being assumed for each of these awards. The actual number and value of common shares, if any, that we will issue in respect of these awards will depend on actual performance through the end of the applicable performance period. The individual award amounts (based on the performance assumptions stated above) and vesting dates are summarized below:

Executive Name	Award	Number of Unearned Shares	Vesting Date
Gerard H. Sweeney	2022-2024 PSU	180,505	12/31/2024
	2023-2025 PSU	367,953	12/31/2025
	2022 Outperformance	45,127	50% on 01/01/2025; 50% on 01/01/2026
	2023 Outperformance	103,487	50% on 01/01/2026; 50% on 01/01/2027
Thomas E. Wirth	2022-2024 PSU	58,790	12/31/2024
	2023-2025 PSU	122,933	12/31/2025
	2022 Outperformance	14,698	50% on 01/01/2025; 50% on 01/01/2026
	2023 Outperformance	34,575	50% on 01/01/2026; 50% on 01/01/2027
H. Jeffrey DeVuono	2022-2024 PSU	47,262	12/31/2024
	2023-2025 PSU	97,471	12/31/2025
	2022 Outperformance	11,816	50% on 01/01/2025; 50% on 01/01/2026
	2023 Outperformance	24,368	50% on 01/01/2026; 50% on 01/01/2027
George D. Johnstone	2022-2024 PSU	42,690	12/31/2024
	2023-2025 PSU	88,042	12/31/2025
	2022 Outperformance	10,673	50% on 01/01/2025; 50% on 01/01/2026
	2023 Outperformance	22,011	50% on 01/01/2026; 50% on 01/01/2027
William D. Redd	2022-2024 PSU	44,124	12/31/2024
	2023-2025 PSU	90,999	12/31/2025
	2022 Outperformance	11,031	50% on 01/01/2025; 50% on 01/01/2026
	2023 Outperformance	22,750	50% on 01/01/2026; 50% on 01/01/2027

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To receive any shares earned under the PSUs, a grantee must generally remain employed by us through the end of the applicable performance period. Similarly, receipt of 50% of any shares earned under the outperformance feature of RSU awards is generally conditioned on employment until the day after the end of the applicable performance period, and receipt of the remaining 50% is generally conditioned on employment until one year later. However, see below under the heading “Equity Award Agreements” for certain termination scenarios where these vesting conditions may be waived (such as in connection with a death, disability or qualifying retirement).

(4)	These options have an expiration date tied to the cessation of Mr. Sweeney’s employment with us.

(5)	Excludes shares subject to outstanding RSUs that are non-forfeitable because Mr. Sweeney, Mr. Johnstone, Mr. Redd and Mr. DeVuono are eligible for qualifying retirement.

Option Exercises and Shares Vested

	OPTION AWARDS		SHARE AWARDS

Current Executive Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Gerard H. Sweeney	0	$0	289,038 (2)	$1,777,897 (2)
Thomas E. Wirth	0	$0	61,135	$293,489
H. Jeffrey DeVuono	0	$0	74,573 (2)	$460,203 (2)
George D. Johnstone	0	$0	67,368 (2)	$415,732 (2)
William D. Redd	0	$0	69,158 (2)	$427,143 (2)

(1)

Reflects the number of restricted common shares (or share equivalents) that vested in 2023 multiplied by the closing market price of the common shares on the applicable vesting date. RSU awards generally vest in equal annual installments, on April 15th of the first, second and third years following the year of grant. However, for executives eligible for qualifying retirement, otherwise unvested restrictive common share right awards are treated as vested for purposes of this table upon the earlier of the award’s grant date or the date the executive became eligible for qualifying retirement. See footnote 2 below for description of the RSU awards that are treated as vested in 2023 due to the retirement eligibility of Messrs. Sweeney, DeVuono, Johnstone and Redd. Shares underlying earned 2021-2023 PSUs are treated as vested as of December 31, 2023.

(2)

In the case of Mr. Sweeney, the number and value of shares acquired upon vesting includes 183,976 RSUs granted to him in 2023, in the case of Mr. DeVuono, the number and value of shares acquired upon vesting includes 48,736 RSUs granted to him in 2023, in the case of Mr. Johnstone, the number and value of shares acquired upon vesting includes 44,021 RSUs granted to him in 2023, and in the case of Mr. Redd, the number and value of shares acquired upon vesting includes 45,500 RSUs granted to him in 2023. The RSUs granted in 2023 to Mr. Sweeney, Mr. DeVuono, Mr. Johnstone, Mr. Redd are included in this table because the awards were immediately non-forfeitable due to these executives’ eligibility for qualifying retirement. However, for RSUs treated as vested due to the grantee’s eligibility for qualifying retirement, the shares subject to these awards will generally not be delivered until the earlier of (i) the executive’s separation from service, or (ii) the otherwise applicable vesting dates of the award.

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Nonqualified Deferred Compensation

Current Executive Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (2)

Gerard H. Sweeney	$284,835.45	-	$633,269.16	$638,506.02	$8,034,402.08

Thomas E. Wirth	$124,204.30	-	$57,689.93	$34,964.80	$1,379,676.31

H. Jeffrey DeVuono	$0	-	$95,304.99	$0	$2,719,715.27

George D. Johnstone	$0	-	$92,673.23	$0	$726,170.81

William D. Redd	$0	-	$124,275.46	$2,555.38	$973,094.08

(1)

The amounts shown reflect 2020, 2021 or 2022 equity awards deferred into our Nonqualified Deferred Compensation Plan in 2023. None of these amounts are also reported in the Summary Compensation Table for 2023.

(2)

All amounts shown in this column have been reported (either as salary, bonus, share awards or non-equity incentive plan compensation) in the Summary Compensation Table of our proxy statements for the current year or prior years (or would have been reported, had the executive been a named executive officer in the applicable year), other than the portion that represents earnings on the amounts deferred. As noted in the narrative below, earnings are credited on the amounts deferred based on the actual performance of notional investments in specified securities. No above-market or guaranteed rates are credited.

Our Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) affords participating executives and Trustees the ability to defer a portion of their base salary, bonus and annual incentive award (or, in the case of our Trustees, annual retainer and Board fees) on a tax-deferred basis. In addition, participants may elect to defer the receipt of equity grants under our long-term incentive plan. If a participant’s matching contributions under our 401(k) plan are limited due to participation in the Deferred Compensation Plan or due to limitations on matching contributions imposed by the Internal Revenue Code, we make a matching contribution for the participant under the Deferred Compensation Plan to the extent the participant has deferred an amount under the Deferred Compensation Plan at least equal to the amount that would have been required if the matching contribution had been made under our 401(k) plan. We have the right, but not the obligation, to make matching contributions under the Deferred Compensation Plan for executives on deferred amounts (and/or to make a discretionary profit sharing contribution for executives) covering compensation in excess of $330,000 (for 2023) because the IRS rules will not permit such contributions to be made to the 401(k) plan. Participants elect in advance the timing and form of distributions under the Deferred Compensation Plan. Distributions are payable in a lump sum or installments and may commence in-service, after a required minimum deferral period, or upon retirement. Except as otherwise noted in the next paragraph, participants elect the manner in which their accounts are deemed invested during the deferral period.

Because the Deferred Compensation Plan is a “nonqualified” deferred compensation plan, we are not obligated to invest deferred amounts in the selected manner or to set aside any deferred amounts in trust. One of the deemed investment options is or in a hypothetical investment fund (the “Common Share Fund”) consisting of our common shares. Effective for compensation deferred after 2006, all deferrals that are deemed invested in the Company Share Fund will remain credited to the Company Share Fund until distribution and will not be eligible to be transferred to other investment funds. An executive who defers more than 25% of his or her annual bonus or annual incentive award into the Company Share Fund is entitled to 15% matching contribution on the excess amount, which matching contribution will itself be invested in the Company Share Fund. All deferred equity grants will be invested in the Company Share Fund and all distributions of benefits attributable to Company Share Fund credits will be paid in common shares. Otherwise, participants are generally free to select their own investments and change their investment elections from time to time.

With respect to post-2004 deferred compensation deemed invested in the Company Share Fund, dividend equivalents are subject to participants’ elections to receive the dividend equivalents in cash or to continue to defer them under the Deferred Compensation Plan. Any dividend equivalents credited to participants’ accounts in the Deferred Compensation Plan will be invested in investment funds selected by the participants other than the Company Share Fund.

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In general, compensation subject to a deferral election, matching contributions and profit sharing contributions are not includible in a participant’s taxable income for federal income tax purposes until the participant receives a distribution from the Deferred Compensation Plan. To the extent amounts under this plan are deductible by us, those deductions will not arise until such amounts are distributed.

Employment and Other Agreements

We have agreements with executives that provide for payments to the executives in connection with their termination of employment or upon a change of control of us. We summarize below, and in the table that follows, circumstances that would trigger payments by us, and the amounts of the payments. We discuss the rationale for these agreements above under “Compensation Discussion and Analysis - Post Termination Benefits; Qualifying Retirement,” including why we have entered into agreements with executive officers that provide for post-employment payments following a change-in-control.

Agreement with our President and Chief Executive Officer

We have a 2007 employment agreement with Gerard H. Sweeney. Mr. Sweeney’s employment agreement provides for an annual base salary of not less than $600,000 ($800,000 for 2023 and 2024). If Mr. Sweeney’s employment with us were not extended upon expiration of the term of his employment agreement, which currently renews annually for successive one-year periods absent advance notice of non-renewal, we would be obligated to provide him with a severance benefit during the one-year period following expiration of the term equal to the sum of his prior year salary and bonus as well as health care benefits. The employment agreement entitles Mr. Sweeney to a payment equal to 2.99 times the sum of his annual salary and annual bonus upon: (i) termination of his employment without cause, (ii) his resignation “for good reason” or (iii) his death. Resignation by Mr. Sweeney within six months following a reduction in his salary, an adverse change in his status or responsibilities, certain changes in the location of our headquarters or a change of control of us would each constitute a resignation “for good reason.” Mr. Sweeney’s employment agreement also includes a tax gross-up for excise tax payments payable upon a change of control and that would put him in the same financial position after-tax that he would have been in if the excise tax did not apply to him. Mr. Sweeney’s severance and change of control benefits were determined by our Compensation Committee and are not conditioned on any non-competition or other post-employment restrictive covenants.

Change of Control Agreements with Executive Officers

In addition to our employment agreement with Mr. Sweeney, we have entered into change of control agreements with our other named executive officers. These agreements provide that if both (i) a change of control (a “CIC”) occurs at a time when an executive is an employee and (ii) the executive’s employment is terminated other than for cause or the executive resigns for good reason, in either case within 730 days following the CIC, then we (or our successor in the CIC transaction) will pay to the executive the product of: (x) two times (y) the sum of (1) the executive’s annual base salary in effect at the time of the CIC plus (2) the greater of (i) the annual bonus most recently paid to the executive prior to the CIC or (ii) the executive’s target bonus for the year in which the CIC occurs. In addition, if the foregoing double trigger (i.e., a CIC and a qualifying employment termination) were to occur, we would provide the applicable executive with continued medical and group term life insurance coverage for 730 days.

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Equity Award Agreements

Under the terms of our RSU awards, if an executive’s employment is terminated without cause or if the executive resigns with good reason within one year following a CIC, or if an executive dies, becomes disabled or has a qualifying retirement, all otherwise unvested RSUs will then vest and shares will be delivered in respect thereof.

Under the terms of our PSU programs, in the event of a CIC, death, disability or qualifying retirement while a PSU is outstanding, the applicable measurement period will be truncated and the PSUs will then be settled based on actual performance through that time (and subject to pro-ration in the case of qualifying retirement).

Similarly, in the event of CIC during the performance period applicable to an outperformance share, the performance period will be truncated and the number of outperformance shares earned will then be determined (with such adjustments to the performance measures as the Committee then deems appropriate). Any earned outperformance shares will then remain subject to the same time vesting requirements that generally apply to outperformance shares. In the event of CIC after the performance period applicable to an outperformance share, any then remaining time vesting requirements will be waived.

In the event of a death, disability or qualifying retirement during the performance period applicable to an outperformance share, a pro-rata portion of those outperformance shares will remain outstanding and be earned (or not) based on actual performance through the end of the applicable performance period. In these cases, any earned shares will be delivered promptly following the performance determination. In the event of a death, disability or qualifying retirement following the performance period applicable to an outperformance share, any then remaining time vesting requirements will be waived.

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Potential Payments Upon Termination of Employment or Change-in-Control

The table below was prepared as though the triggering event listed below the name of each named executive officer occurred on December 31, 2023. Assumptions are noted in the footnotes to the table.

Current Executive Name		Severance Amount	Value of Unvested Equity Awards (2)	Medical and Life Insurance	Tax Gross-Up	Total
Gerard H. Sweeney
◾	Retirement	$0	$1,161,130	$0	n/a	$1,161,130
◾	Non-renewal of employment agreement at Company election	$2,480,000	$1,161,130	$11,218	n/a	$3,652,349
◾	Involuntary or good reason termination (not in connection with change in control)	$7,415,200	$1,161,130	$49,061	n/a	$8,625,392
◾	Death	$7,415,200	$2,634,511	$0	n/a	$10,049,711
◾	Disability	$800,000(1)	$2,634,511	$11,218	n/a	$3,445,730
◾	Involuntary or good reason termination (in connection with change in control)	$7,415,200	$2,954,538	$49,061	$0	$10,418,800
Thomas E. Wirth
◾	Death	$0	$1,364,407	$0	n/a	$1,364,407
◾	Disability	$0	$1,364,407	$0	n/a	$1,364,407
◾	Involuntary or good reason termination (in connection with change in control)	$1,942,000	$1,470,986	$38,559	n/a	$3,451,545
H. Jeffrey DeVuono
◾	Retirement	$0	$306,252	$0	n/a	$306,252
◾	Death	$0	$695,960	$0	n/a	$695,960
◾	Disability	$0	$695,960	$0	n/a	$695,960
◾	Involuntary or good reason termination (in connection with change in control)	$1,756,646	$780,612	$44,313	n/a	$2,581,571
George D. Johnstone
◾	Retirement	$0	$276,625	$0	n/a	$276,625
◾	Death	$0	$628,635	$0	n/a	$628,635
◾	Disability	$0	$628,635	$0	n/a	$628,635
◾	Involuntary or good reason termination (in connection with change in control)	$1,586,700	$705,097	$37,376	n/a	$2,329,173
William D. Redd
◾	Retirement	$0	$285,917	$0	n/a	$285,917
◾	Death	$0	$649,749	$0	n/a	$649,749
◾	Disability	$0	$649,749	$0	n/a	$649,749
◾	Involuntary or good reason termination (in connection with change in control)	$1,600,000	$728,780	$19,801	n/a	$2,348,582

(1)	This amount would be subject to reduction by the amount of any disability insurance proceeds receivable by Mr. Sweeney in the year following the cessation of his employment due to disability.

(2)

Represents the aggregate value of unvested equity awards as of December 31, 2023 that would vest upon a change of control coupled with a qualifying termination of employment, death, disability or qualifying retirement and, in the case of Mr. Sweeney, his termination without cause or resignation for good reason (not in connection with a change in control). With respect to the PSU awards, the CIC amount is predicated only upon the occurrence of a CIC (with or without an involuntary or good reason termination) and would be determined based on actual performance through the date of the CIC. For Mr. Wirth unvested equity awards include both RSUs and PSUs. For Messrs. Sweeney, Johnstone, Redd and DeVuono, unvested equity awards exclude RSUs that are already non-forfeitable because they are retirement eligible. We computed the value of the accelerated equity awards using the closing price of our common shares on December 29, 2023 (the last trading day of 2023) of $5.40 and, in the case of the PSUs and outperformance shares subject to open performance periods, based on

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actual period to date performance through December 31, 2023, as follows: 2022-2024 PSUs, assuming payout no payout; 2023-2025 PSUs, assuming no payout; 2022 outperformance shares, assuming no payout; and 2023 outperformance shares, assuming no payout. See “Compensation Discussion and Analysis – Discussion – Vesting and Forfeiture Restrictions.”

Employee Share Purchase Plan

Our shareholders approved the 2007 Non-Qualified Employee Share Purchase Plan (the “ESPP”) in May 2007. The number of common shares reserved and initially available for issuance under the ESPP is 1,250,000.

The ESPP is intended to provide eligible employees with a convenient means to purchase common shares through payroll deductions and voluntary cash investments. All of our full-time and qualified part-time employees are eligible to participate in the ESPP beginning on the first day of the quarterly purchase period that begins on, or next following, their date of hire. At December 31, 2023, approximately 318 persons were eligible to participate in the ESPP, including 35 officers and all of our other full-time and qualified part-time employees. Part-time employees must be scheduled to work at least 20 hours per week to qualify for participation under the ESPP.

Prior to each purchase period, a participant may specify the contributions the participant proposes to make for the purchase period. Such contributions will be expressed as a stated whole percentage (ranging from 1% to 20%) of the participant’s compensation payable during the purchase period (including base salary, bonus, commissions and other compensation processed through our regular payroll system) that we are authorized to deduct during the purchase period to purchase common shares for the participant’s account under the ESPP. A participant may withdraw (without interest) at any time on or before the last day of a purchase period all or any of the contributions credited to his or her account. In addition, a participant may amend or revoke his or her election at any time prior to a purchase period, and a participant may amend or revoke his or her election during a purchase period to reduce or stop his or her contributions. The account balance of any participant who terminates employment during a purchase period before the last day of the purchase period will be automatically returned without interest to the participant. At the end of each purchase period, the amounts accumulated for each participant will be used to purchase common shares at a price equal to 85% (or such higher percentage set by the Compensation Committee) of the average closing price of the common shares as reported on the New York Stock Exchange during the purchase period. The ESPP Plan Year begins June 1 and extends to the next following May 31. Purchase periods have a duration of three months, ending on each of February 28, May 31, August 31 and November 30. Under the plan document the maximum contribution by each participant for any Plan Year may not exceed $50,000. The ESPP does not qualify as an “employee stock purchase plan” within the meaning of section 423 of the Internal Revenue Code.

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Pay Ratio Disclosure

The disclosure of CEO pay ratio is required under the Dodd-Frank Act. Our CEO to median employee pay ratio is calculated in accordance with SEC requirements. We identified the median employee by examining the annual compensation for all employees, excluding our CEO, who were employed by Brandywine on December 31, 2023. We included all employees, whether employed on a full-time, part-time, seasonal or temporary basis. We annualized the compensation for any full-time employee at December 31, 2023 who was not employed by Brandywine for all of fiscal 2023. ADP payroll records were used to determine all payments made to the median employee. Compensation used to identify the median employee was base salary/base wages, including regular earnings, straight time, overtime, short-term disability and paid parental, vacation and sick leave. The methodology was consistently applied for all employees on our payroll as of December 31, 2023.

After we identified our median employee, we calculated his or her 2023 total compensation using the same methodology we use for our named executive officers, as set forth in the Summary Compensation Table that appears earlier in this proxy statement.

Brandywine’s CEO pay is designed to provide a competitive CEO pay package with significant performance-based pay in a highly competitive CEO talent market. Median employee pay represents Brandywine’s compensation to employees at various rates based on competitive labor markets. The table below sets forth: (i) the median of the 2023 total compensation of all of our employees (excluding our CEO), as determined under SEC rules; (ii) the 2023 total compensation of our CEO; and (iii) the ratio of our CEO’s 2023 total compensation to the median of the 2023 total compensation of all other employees. As indicated in the table, the ratio of our CEO’s annual total compensation to the median annual total compensation of all other employees is 75.18:1.

Principal Position	Year	Salary	Share Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

CEO	2023	$800,000	$3,598,577	$1,600,000	$14,307	$6,102,885

Median Employee	2023	$75,064	$0	$6,110	$0	$81,174

					Ratio	75.18:1

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Pay Versus Performance
The following table provides specified executive compensation and financial performance measures for our four most recently completed fiscal years.

Year	Summary Compensation Table Total to PEO	Compensation Actually Paid (“CAP”) to PEO 1	Average Summary Compensation Table Total for Non-PEO NEOs 2	Average Compensation Actually Paid to Non-PEO NEOs 1, 2	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (in thousands)	CSM: Funds From Operations (FFO) 4 : Company TSR
					Company TSR	Peer Group TSR 3
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$6,012,885	$5,748,961	$1,824,609	$1,712,103	$48.55	$83.23	$(197,403)	$1.15
2022	$6,355,107	$817,805	$1,897,202	$288,428	$47.73	$62.07	$53,992	$1.38
2021	$6,089,044	$7,917,000	$1,797,719	$2,302,582	$96.72	$99.51	$12,366	$1.37
2020	$5,301,445	$4,286,495	$1,515,669	$1,107,600	$80.94	$81.56	$307,326	$1.39
Notes:
1. To calculate CAP to our Principal Executive Officer (“PEO”), Gerard H. Sweeney, for each of the years shown, the following amounts were deducted from and added to Summary Compensation Table (“SCT”) total compensation.
PEO SCT Total to CAP Reconciliation:

Year	SCT Total	Deductions from SCT Total (i)	Additions to SCT Total (ii)	CAP
2023	$6,012,885	-$3,598,577	+$3,334,653	$5,748,961
2022	$6,355,107	-$3,869,132	+$-1,668,170	$817,805
2021	$6,089,044	-$3,375,006	+$5,202,962	$7,917,000
2020	$5,301,445	-$3,187,497	+$2,172,547	$4,286,495
(i)  Represents the grant date fair value of equity-based awards granted each year, as shown in the Share Awards column of the Summary Compensation Table.
(ii)  Reflects the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown. The equity component of CAP for fiscal year 2023 is further detailed in the supplemental table below
.
PEO Equity Component of CAP:

Year	Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested as of Year End	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years and Outstanding and Unvested as of Year End	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that were Forfeited in the Year	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$1,917,035	$-38,469	$1,210,562	$35,177	$0	$210,348	$3,334,653
2022	$649,818	$-3,661,218	$1,231,953	$-57,550	$0	$168,826	$-1,668,170
2021	$2,549,325	$1,407,499	$1,124,892	$-24,633	$0	$145,879	$5,202,962
2020	$1,861,670	$-829,158	$1,062,396	$-74,053	$0	$151,693	$2,172,547
2. The
non-PEO
named executive officers
(“Non-PEO
NEOs”) reflected in columns (d) and (e) consist of the following individuals for each of the years shown: Thomas E. Wirth, H. Jeffrey DeVuono, George D. Johnstone and William D. Redd. To calculate CAP to our
Non-PEO
NEOs for each of the years shown, the following amounts were deducted from and added to SCT total compensation.

Average
Non-PEO
NEOs SCT Total to CAP Reconciliation:

Year	SCT Total	Deductions from SCT Total	Additions to SCT Total	CAP
		(i)	(ii)
2023	$1,824,609	-$976,644	+$864,138	$1,712,103
2022	$1,897,202	-$1,033,521	+$-575,254	$288,428
2021	$1,797,719	-$857,999	+$1,362,862	$2,302,582
2020	$1,515,669	-$744,372	+$336,303	$1,107,600

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(i)  Represents the grant date fair value of equity-based awards granted each year, as shown in the Share Awards column of the Summary Compensation Table.
(ii)  Reflects the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown. The equity component of CAP for fiscal year 2023 is further detailed in the supplemental table below
.
Average
Non-PEO
NEOs Equity Component of CAP:

Year	Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested as of Year End	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years and Outstanding and Unvested as of Year End	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that were Forfeited in the Year	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$603,256	$-16,229	$227,433	$-6,034	$0	$55,712	$864,138
2022	$218,774	$-999,146	$203,955	$-42,467	$0	$43,630	$-575,254
2021	$817,858	$376,129	$125,821	$7,555	$0	$35,499	$1,362,862
2020	$553,217	$-259,406	$90,069	$-83,576	$0	$35,999	$336,303
3.   The Peer Group TSR set forth in this table utilizes the FTSE NAREIT Equity Office Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended December 31, 2023.
4.   We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT). See footnote 1 to the table in the portion of the CD&A entitled “2023 Annual Incentive Performance Goals and Outcomes” for an explanation of how we calculate FFO.

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2024 PROXY STATEMENT

Additional Information
Description of Relationship Between Compensation Actually Paid and Company TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Description of Relationship Between Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our net income during the three most recently completed fiscal years.

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BRANDYWINE REALTY TRUST

Description of Relationship Between Compensation Actually Paid and Company-Selected Measure
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our FFO during the three most recently completed fiscal years.

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2024 PROXY STATEMENT

Description of Relationship Between Company TSR and Peer Group TSR

The following chart compares our cumulative TSR to that of the FTSE NAREIT Equity Office Index over the three most recently completed fiscal years.

Most Important Performance Measures

The items listed below represent the most important financial performance measures we used to link CAP for FY2023 to our performance, as further described in the CD&A within the sections titled “Annual Incentive Awards” and “2023 Annual Incentive Performance Goals and Outcomes.” The measures in this table are not ranked.

Most Important Performance Measures

Funds From Operations

Cash Available for Distribution

Same Store GAAP NOI Growth

Net Debt / EBITDA

Interest Coverage Ratio

Aggregate Investment Activity

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BRANDYWINE REALTY TRUST

Equity Compensation Plan Information

The following table sets forth certain information regarding Brandywine Realty Trust’s equity compensation plans as of December 31, 2023.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted Average Exercise Price of Outstanding Options Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))

Equity compensation plans approved by security holders	4,323,813 (1)	$12.00 (2)	6,143,916 (3)

Equity compensation plans not approved by security holders
Total	4,323,813	$12.00	6,143,916

(1)

Relates to awards outstanding under the Brandywine Realty Trust 2023 Long-Term Incentive Plan (the “2023 Plan”) and 1997 Long-Term Incentive Plan (the “1997 Plan”), options awarded prior to adoption of the 1997 Plan, and shares deferred under our Deferred Compensation Plan. For this purpose: (i) 1,570,211 PSUs subject to performance periods ending after December 31, 2023 are reflected at target, (ii) 332,955 outperformance shares subject to performance periods ending after December 31, 2023 are reflected at threshold performance, (iii) 290,688 PSUs subject to the performance period ending December 31, 2023, but that remained undistributed as of that date, are included based on actual performance, and (iv) no outperformance shares subject to the performance period ending December 31, 2023 are included, as none were earned based on actual performance.

(2)

Reflects the weighted average exercise price of 46,666 outstanding stock options. Does not take into account RSUs, PSUs, outperformance shares or shares deferred under our Deferred Compensation Plan, as they do not have an exercise price.

(3)

Includes 5,657,909 shares available under our 2023 Plan (determined based on the same assumptions stated above in footnote 1 with respect to PSUs and outperformance shares) and 486,007 shares available under our Employee Share Purchase Plan.

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UPTOWN ATX IS TAKING SHAPE

with the completion of its first ground-up projects, One Uptown which delivers **348,000 SF** of Class A office, ground-floor retail, and structured parking, and the topping out of Solaris House, a 341-unit residential tower.

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BRANDYWINE REALTY TRUST

Proposal 2: Ratification of the

Appointment of Independent

Registered Public Accounting Firm

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. PricewaterhouseCoopers LLP was first engaged as our independent registered public accounting firm in June 2003 and has audited our financial statements for fiscal 2002 through and including 2023.

In selecting PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, the Audit Committee considered a number of factors, including: (i) the professional qualifications of PricewaterhouseCoopers LLP, the lead audit partner and other key engagement team members; (ii) the results of management’s and the Audit Committee’s annual evaluations of the performance and independence of PricewaterhouseCoopers LLP; (iii) the quality of the Audit Committee’s ongoing discussions with PricewaterhouseCoopers LLP, including the professional resolution of accounting and financial reporting matters with the national office; and (iv) the appropriateness of PricewaterhouseCoopers LLP’s fees in light of our size and complexity.

Although shareholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or otherwise, our Board has decided to afford our shareholders the opportunity to express their opinions on the matter of our independent registered public accounting firm. Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of all votes cast on the matter. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in our best interests and those of our shareholders. If our shareholders do not ratify the appointment, the Audit Committee will take that fact into consideration, together with such other information as it deems relevant, in determining its next selection of an independent registered public accounting firm.

Representatives of PricewaterhouseCoopers LLP will be present at the Meeting to make any statement they may desire and to respond to appropriate questions from shareholders.

The Board of Trustees unanimously recommends a vote FOR Proposal 2 to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2024.

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2024 PROXY STATEMENT

Fees to Independent Registered

Public Accounting Firm

Audit Fees. For 2023, we incurred audit fees of $1,562,386 in aggregate payable to our independent registered public accounting firm, PricewaterhouseCoopers LLP. These fees include: (i) recurring audit and quarterly review fees of $1,340,226 for us, our operating partnership and our affiliates and (ii) fees of $222,160 related to the adoption and auditing of new accounting pronouncements and other nonrecurring items. For 2022, we incurred audit fees of $1,430,512 in aggregate payable to our independent registered public accounting firm, PricewaterhouseCoopers LLP. These fees include: (i) recurring audit and quarterly review fees of $1,240,950 for us, our operating partnership and our affiliates and (ii) fees of $189,562 related to the adoption and auditing of new accounting pronouncements and other nonrecurring items.

Audit-Related Fees. For 2023 and 2022, we did not incur audit-related fees.

Tax Fees. We did not pay PricewaterhouseCoopers LLP fees for tax services in 2023 or 2022 or engage PricewaterhouseCoopers LLP for tax services in 2023 or 2022.

All Other Fees. We did not engage PricewaterhouseCoopers LLP for other services in 2023 or 2022.

Pre-Approval Policy. All services provided by PricewaterhouseCoopers LLP in 2023 and 2022 were pre-approved by our Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee has adopted a pre-approval policy for services provided by the independent registered public accounting firm. Under the policy, the Audit Committee has pre-approved the provision by the independent registered public accounting firm of services that fall within specified categories (such as statutory audits or financial audit work for subsidiaries, services associated with SEC registration statements and consultations by management as to accounting interpretations) but only up to specified dollar amounts. Any services that exceed the pre-approved dollar limits, or any services that fall outside of the general pre-approved categories, require specific pre-approval by the Audit Committee. If the Audit Committee delegates pre-approval authority to one or more of its members, the member would be required to report any pre-approval decisions to the Audit Committee at its next meeting.

We have been advised by PricewaterhouseCoopers LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or any of our subsidiaries.

Report of the Audit Committee

The Audit Committee is comprised of independent trustees as required by the listing standards of the New York Stock Exchange. The role of the Audit Committee is to appoint, retain, and oversee our independent registered public accounting firm, which is currently PricewaterhouseCoopers LLP, and to oversee Brandywine’s financial reporting process on behalf of the Board of Trustees. Management of Brandywine has the primary responsibility for the preparation of Brandywine’s consolidated financial statements as well as executing Brandywine’s financial reporting process, principles, and internal controls. The independent registered public accounting firm is responsible for performing an audit of

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BRANDYWINE REALTY TRUST

Brandywine’s consolidated financial statements and internal controls over financial reporting, and expressing an opinion as to the conformity of such consolidated financial statements with US generally accepted accounting principles, and management’s assessment of and the effectiveness of Brandywine’s internal controls over financial reporting.

During fiscal year 2023, the Audit Committee of the Board of Trustees reviewed the quality and integrity of Brandywine’s consolidated financial statements, the effectiveness of Brandywine’s system of internal control over financial reporting, Brandywine’s compliance with legal and regulatory requirements, the qualifications and independence of Brandywine’s independent registered public accounting firm, the performance of Brandywine’s internal audit function and independent registered public accounting firm and other significant financial matters.

The Audit Committee’s work is guided by a written charter that the Board has approved. The Audit Committee regularly reviews its charter to ensure that it is meeting all relevant audit committee policy requirements of the SEC, the Public Company Accounting Oversight Board and the New York Stock Exchange. You can access the Audit Committee charter by clicking on “Corporate Governance” in the “Investor” section of Brandywine’s Internet site at www.brandywinerealty.com or by writing to Brandywine at Brandywine Realty Trust, 2929 Arch Street, Suite 1800, Philadelphia, Pennsylvania 19104, Attention: Shawn Neuman.

The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, Brandywine’s independent registered public accounting firm, the audited consolidated financial statements of Brandywine and its operating partnership and their internal controls over financial reporting. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by AS 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board and approved by the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from Brandywine. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements of Brandywine and its operating partnership be included in their Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and be filed with the SEC.

Submitted by:

H. Richard Haverstick, Jr. (Chair)

James C. Diggs

Terri A. Herubin

Joan Lau

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2024 PROXY STATEMENT

Welcome to
MANNA

BRANDYWINE EMPLOYEES VOLUNTEERED MORE THAN 2,400 HOURS

within the local communities where we live and work.

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BRANDYWINE REALTY TRUST

Proposal 3:

Advisory Vote on

Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, requires us to enable our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail above under the heading “Executives and Executive Compensation - Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain and motivate our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term strategic and corporate goals, and the realization of increased shareholder value. Please read the “Compensation Discussion and Analysis” and “Compensation Tables and Related Information” for additional details about our executive compensation programs, including information about the fiscal year 2023 compensation of our named executive officers.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory and non-binding basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2023 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on us, our Board of Trustees, or its Compensation Committee. Our Board of Trustees and its Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Trustees unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

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2024 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of common shares (and common shares for which Class A Units of Brandywine Operating Partnership, L.P. may be exchanged) beneficially owned as of March 6, 2024 by each Trustee to the Board, by each named executive officer, by all Trustees and executive officers as a group, and by each person known to us to be the beneficial owner of more than 5% of the outstanding common shares. Except as indicated below, to our knowledge, all of such common shares are owned directly, and the indicated person has sole voting and investment power.

Name and Business Address of Beneficial Owner (1)	Number of Common Shares	Percentage of Common Shares

BlackRock, Inc. (2)	34,084,225	19.8%

The Vanguard Group, Inc. (3)	27,629,233	16.0%

State Street Corporation (4)	11,325,761	6.6%

Gerard H. Sweeney (5)	2,411,538	*

Thomas E. Wirth (6)	328,814	*

Henry J. DeVuono (7)	458,140	*

George D. Johnstone (8)	437,697	*

William D. Redd (9)	318,823	*

Reginald DesRoches	46,748	*

James C. Diggs	99,164	*

H. Richard Haverstick, Jr.	80,649	*

Terri A. Herubin	82,064	*

Joan Lau	31,165	*

Charles P. Pizzi	113,492	*

All Trustees and Executive Officers as a Group (11 persons)	4,408,294	2.6%

* Less than one percent.

(1)	Unless indicated otherwise, the business address of each person listed is 2929 Arch Street, Suite 1800, Philadelphia, Pennsylvania 19104.

(2)

Information regarding beneficial ownership of our common shares by BlackRock, Inc. is included herein based on Amendment No. 1 to Schedule 13G filed with the SEC on January 19, 2024, relating to such shares beneficially owned as of December 31, 2023. BlackRock, Inc. has an address of 55 East 52nd Street, New York, New York 10055. Such report provides that BlackRock, Inc. is the beneficial owner of 34,084,225 common shares and has sole dispositive power over all of such shares and with sole power to vote 33,184,960 of such shares and shared power to vote none of such shares.

(3)

Information regarding beneficial ownership of our common shares by The Vanguard Group, Inc. is included herein based on Amendment No. 17 to Schedule 13G filed with the SEC on February 13, 2024, relating to such shares beneficially owned as of December 31, 2023. Vanguard has an address of 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Such report provides that The Vanguard Group, Inc. is the beneficial owner, in aggregate, of 27,629,233 common shares, with sole dispositive power over 27,203,385 of such shares and shared dispositive power over 425,848 of such shares and with sole power to vote none of such shares and shared power to vote 248,193 of such shares.

(4)

Information regarding beneficial ownership of our common shares by State Street Corporation is included herein based on an Amendment to Schedule 13G filed with the SEC on January 29, 2024, relating to such shares beneficially owned as of December 31, 2023. State Street Corporation has an address of One Lincoln Street, Boston, Massachusetts 02111. Such report provides that State Street Corporation is the beneficial owner of 11,325,761 common shares with shared dispositive power over all of such shares and with sole power to vote none of such shares and shared power to vote 9,185,672 of such shares.

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BRANDYWINE REALTY TRUST

(5)

Includes (a) 1,307,783 common shares, (b) 46,666 common shares subject to vested options, (c) 709,249 common shares subject to non-forfeitable RSUs, of which 118,184 are scheduled to be distributed within 60 days, and (d) 344,814 common shares credited to Mr. Sweeney’s account in the deferred compensation plan.

(6)	Includes (a) 133,372 common shares, (b) 39,870 common shares subject to RSUs vesting within 60 days, and (c) 155,572 common shares credited to Mr. Wirth’s account in the deferred compensation plan.

(7)

Includes (a) 93,341 common shares, (b) 187,694 common shares subject to non-forfeitable RSUs, of which 31,023 are scheduled to be distributed within 60 days, and (c) 177,105 common shares credited to Mr. DeVuono’s account in the deferred compensation plan.

(8)

Includes (a) 136,311 common shares, (b)172,606 common shares subject to non-forfeitable RSUs, of which 27,704 are scheduled to be distributed within 60 days, and (c) 128,780 common shares credited to Mr. Johnstone’s account in the deferred compensation plan.

(9)

Includes (a) 142,825 common shares, (b) 174,638 common shares subject to non-forfeitable RSUs, of which 28,509 are scheduled to be distributed within 60 days, and (c) 1,360 common shares credited to Mr. Redd’s account in the deferred compensation plan.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers, trustees and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all such reports. Based solely on a review of the copies of such reports we received and on written representations from certain reporting persons that no reports were required, or if required, such reports were filed on a timely basis for those persons, we believe that reports, other than one report, were filed on a timely basis by all trustees and executive officers in 2023. One of our officers, Mr. Redd, filed one untimely report on Form 4 to report a transaction for a purchase of common shares that occurred on June 15, 2021 due to an administrative error.

Certain Relationships and Related Party Transactions

Other than compensation and other arrangements described above under “Trustee Compensation,” “Executives and Executive Compensation” and as set forth below, since January 1, 2023, there was not, nor is there currently planned, any transaction or series of similar transactions to which we were or will be a party in which:

➣	the amount involved exceeded or will exceed $120,000; and

➣	any trustee, nominee, executive officer, holder of more than 5% of our common shares or any member of their immediate family had or will have a direct or indirect material interest.

We refer to these types of transactions as “related party transactions.”

Policies and Procedures for Review, Approval or Ratification of Related Party Transactions

Our Audit Committee’s charter provides for review by the Audit Committee of related party transactions. In addition, our Declaration of Trust provides for approval of transactions in which any of our Trustees has an interest by a majority of our Trustees who have no interest in the transaction. Therefore, related party transactions with a Trustee require both review by our Audit Committee and approval by a majority of our Trustees who have no interest in the transaction. While our Declaration of Trust and our Audit Committee charter do not dictate the criteria or standards that our Trustees must follow in approving related party transactions, the Audit Committee and other independent Trustees will consider the relevant facts and circumstances available and deemed relevant, including, but not limited to, the risks, costs and benefits

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2024 PROXY STATEMENT

to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a Trustee’s independence. Accordingly, our Trustees consider related party transactions in light of their duties under Maryland law.

Related Party Employment

Kathleen Sweeney-Pogwist, who has served as a Senior Vice President of Leasing of the Company (a non-executive officer position) since 2006, is the sister of Gerard H. Sweeney, our President and Chief Executive Officer. From 1998 to 2006, Ms. Sweeney-Pogwist was a leasing agent for the Company. Ms. Sweeney-Pogwist’s employment with the Company, in light of her relationship to Mr. Sweeney, has been reviewed and approved by our independent Trustees each year. Ms. Sweeney-Pogwist earned total compensation of approximately $473,346 in 2023, comprised of base salary and commissions paid based on leasing activity and business plan achievement in accordance with the Company’s standard commission practices as applied to each of our leasing agents. Ms. Sweeney-Pogwist’s compensation structure is consistent with other leasing personnel with similar responsibilities. The Company believes that the above employment relationship is in our best interests and on terms no less favorable to us than could have been obtained in arms-length negotiations with unaffiliated third parties. We also employ Ryan Sweeney as a leasing agent, and he receives compensation on terms comparable to other similarly situated leasing agents. Mr. Sweeney’s aggregate compensation, including the value of benefits, for calendar year 2023 was less than $120,000.

Proposals Pursuant to SEC Rule 14a-8

Under rules of the Securities and Exchange Commission, any of our shareholders wishing to have a proposal considered for inclusion in our 2025 proxy solicitation materials must set forth such proposal in writing and file it with our Secretary on or before the close of business on December 5, 2024. However, if the date of the 2025 Annual Meeting is more than 30 days before or after May 23, 2025, then the deadline for submitting any shareholder proposal for inclusion in the proxy materials relating to such Annual Meeting will be a reasonable time before we begin to print or mail such proxy materials. The inclusion of any such shareholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, including Rule 14a-8.

Proxy Access Trustee Nominees

Pursuant to the proxy access provisions of our Bylaws, our shareholders are entitled to nominate and include in our proxy materials Trustee nominees, provided that the eligibility and procedural requirements specified in our Bylaws, including advance notice requirements, are satisfied. The notice must be delivered to the Secretary at our principal executive offices, at the address set forth above, not less than 120 days nor more than 150 days prior to the anniversary of the date of our proxy statement in connection with the most recent annual meeting of shareholders. As a result, any notice given by a shareholder pursuant to the proxy access provisions of our Bylaws with respect to the 2025 Annual Meeting must be received no earlier than the close of business on November 5, 2024, and no later than the close of business on December 5, 2024. However, in the event that the date of the 2025 Annual Meeting is more than 30 days before or after May 23, 2025, then the notice, to be timely, must be delivered not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the date of the 2024 Annual Meeting (or, if the first public announcement of the meeting is less than 160 days prior to the date of the meeting, the tenth day following the day on which the meeting is publicly announced).

The complete requirements for submitting a nominee for inclusion in our proxy materials are set forth in our Bylaws, a copy of which may be obtained upon request directed to the Secretary at our principal executive offices at the address set forth above or on our website (www.brandywinerealty.com).

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BRANDYWINE REALTY TRUST

Other Proposals and Nominees

Any shareholder who wishes to propose any business to be considered by the shareholders at the 2025 Annual Meeting or who wants to nominate a person for election to the Board of Trustees at that meeting, other than (i) a proposal for inclusion in the Proxy Statement pursuant to Securities and Exchange Commission regulations or (ii) pursuant to the proxy access Bylaw provisions, in each case as described above, must provide a written notice that sets forth the specified information described in our Bylaws concerning the proposed business or nominee. The notice must be delivered to the Secretary at our principal executive offices, at the address set forth above, not less than 120 days nor more than 150 days prior to the anniversary of the date of our proxy statement in connection with the most recent annual meeting of shareholders. As a result, any notice given by a shareholder pursuant to the proxy access provisions of our Bylaws with respect to the 2025 Annual Meeting must be received no earlier than the close of business on November 5, 2024, and no later than the close of business on December 5, 2024. However, in the event that the date of the 2025 Annual Meeting is more than 30 days before or after May 23, 2025, then the notice, to be timely, must be delivered not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the date of the 2025 Annual Meeting (or, if the first public announcement of the meeting is less than 160 days prior to the date of the meeting, the tenth day following the day on which the meeting is publicly announced).

The complete requirements for the notice are set forth in our Bylaws, a copy of which may be obtained upon request directed to the Secretary at our principal executive offices at the address set forth above or on our website (www.brandywinerealty.com).

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of trustee nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Review of Shareholder Proposals; Other Business

Our Board of Trustees will review any shareholder proposals and nominations that are made according to the procedures described above and, with the assistance of the Secretary, will determine whether such proposals and nominations meet applicable criteria for inclusion in our proxy solicitation materials or consideration at the Annual Meeting. In addition, we retain discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before the close of business on the applicable shareholder proposal filing deadline and also retain that authority under certain other circumstances.

We know of no business that will be presented at the Meeting other than as set forth in this Proxy Statement and our Bylaws do not allow proposals to be presented at the Meeting unless they were properly presented to us prior to December 2, 2023. However, if other matters should properly be presented at the Meeting, it is the intention of the persons named in the proxy card to vote in accordance with their best judgment on such matters.

Expenses of Solicitation

The expense of solicitation of proxies on behalf of the Trustees, including printing and postage, will be paid by us. Request will be made of brokerage houses and other custodians, nominees and fiduciaries to forward the solicitation material, at our expense, to the beneficial owners of common shares held of record by such persons. In addition to being solicited through the mails, proxies may also be solicited personally or by telephone by our Trustees and officers. In addition, we have engaged Georgeson Inc. to solicit proxies for the Meeting. We have agreed to pay $9,500 plus out-of-pocket expenses of Georgeson Inc. for these services.

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2024 PROXY STATEMENT

BUILDING ON THE SUCCESS OF BRANDYWINE'S LIFE SCIENCES INCUBATOR B+LABS,

which remains **98% leased**, we commenced the conversion of 27,000 SF of additional life science space in Cira Centre. This graduate lab space is **81% leased** to a growing B+labs tenant company.

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BRANDYWINE REALTY TRUST

Appendix A: Reconciliation of Non-GAAP

Financial Measures to GAAP Measures

(unaudited, in thousands)

Twelve Months Ended December 31, 2023

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS

Net income (loss) attributable to common shareholders	$(197,356)

Add (deduct):

◾ Net income (loss)attributable to non-controlling interests - LP units	(592)

◾ Nonforfeitable dividends allocated to unvested restricted shareholders	567

◾ Net gain on real estate venture transactions	(181)

◾ Net gain on disposition of real estate	(7,736)

◾ Provision for impairment	131,573

◾ Company’s share of impairment of an unconsolidated real estate venture	37,175

◾ Depreciation and amortization:

Real property	159,213

Leasing costs including acquired intangibles	26,131

Company’s share of unconsolidated real estate ventures	50,565

Partners’ share of consolidated real estate ventures	(20)

Funds from operations	$199,339

◾ Funds from operations allocable to unvested restricted shareholders	(1,043)

Funds from operations available to common share and unit holders (FFO)	$198,296

FFO per share - fully diluted	$1.15

Plus: capital market, transactional items and other	(1,349)

FFO, excluding capital market, transaction items and other	$196,947

FFO per share, excl. capital market, transaction items and other - fully diluted	$1.14
Weighted-average shares/units outstanding - fully diluted	173,046,299

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2024 PROXY STATEMENT

Twelve Months Ended December 31, 2023

CASH AVAILABLE FOR DISTRIBUTION

Funds from operations available to common share and unit holders	$198,296

Add (deduct):

◾ Rental income from straight-line rent net of straight-line rent termination fees	(9,270)

◾ Amortization of tenant inducements	732

◾ Deferred market rental income	(1,292)

◾ Company’s share of unconsolidated real estate ventures’ straight-line & deferred market rent	(5,046)

◾ Straight-line ground rent expense	1,002

◾ Stock-based compensation costs	10,726

◾ Gains from early extinguishment of debt	(138)

◾ Net gain on sale of undepreciated real estate	(1,211)

◾ Income tax provision	72

Subtotal certain items	(4,425)

Less: Revenue maintaining capital expenditures

◾ Building improvements	(5,801)

◾ Tenant improvements and leasing commissions	(32,038)

Total revenue maintaining capital expenditures	$(37,839)

Cash available for distribution (CAD)	$156,032

Total distributions paid	124,743

Distributions paid per common share	$0.72

CAD payout ratio (Distributions paid per common share /CAD)	79.9%

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BRANDYWINE REALTY TRUST

BRANDYWINE REALTY TRUST SAME STORE

OPERATIONS - TWELVE MONTHS

(unaudited and in thousands)

Of the 72 properties owned by the Company as of December 31, 2023, a total of 67 properties (“Same Store Properties”) containing an aggregate of 12.2 million net rentable square feet were owned for the entire twelve-month periods ended December 31, 2023 and 2022. Average occupancy for the Same Store Properties was 87.8% during 2023 and 90.8% during 2022. The following table sets forth revenue and expense information for the Same Store Properties:

Twelve Months Ended December 31

	2023	2022
REVENUE
◾ Rents	$428,944	$429,599
◾ Other	1,090	1,034
TOTAL REVENUE	430,034	430,633
Operating expenses
◾ Property operating expenses	114,706	114,780
◾ Real estate taxes	44,646	47,102
Net operating income	$270,682	$268,751
Net operating income - percentage change over prior year	0.7%
Net operating income, excluding other items	$270,876	$265,478
Net operating income, excluding other items - percentage change over prior year	2.0%
NET OPERATING INCOME	$270,682	$268,751
◾ Straight line rents & other	(4,278)	(12,333)
◾ Above/below market rent amortization	(1,102)	(1,348)
◾ Amortization of tenant inducements	559	544
◾ Non-cash ground rent expense	790	805
CASH - NET OPERATING INCOME	$266,651	$256,419
Cash - Net operating income - percentage change over prior year	4.0%
Cash - Net operating income, excluding other items	$264,198	$250,577
Cash - Net operating income, excluding other items - percentage change over prior year	5.4%

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2024 PROXY STATEMENT

Twelve Months Ended December 31

	2023	2022

Net income (loss):	$(197,403)	$53,992

Add/(deduct):

◾ Interest income	(1,671)	(1,905)

◾ Interest expense	95,456	68,764

◾ Interest expense - amortization of deferred financing costs	4,369	3,091

◾ Equity in loss of unconsolidated real estate ventures	77,915	22,016

◾ Net gain on real estate venture transactions	(181)	(26,718)

◾ Net gain on disposition of real estate	(7,736)	(17,677)

◾ Net gain on sale of undepreciated assets	(1,211)	(8,007)

◾ (Gain) loss on early extinguishment of debt	(138)	435

◾ Depreciation and amortization	188,797	177,984

◾ General & administrative expenses	34,862	35,006

◾ Income tax provision (benefit)	72	55

◾ Provision for impairment	131,573	4,663

Consolidated net operating income	324,704	311,699

Less: Net operating income of non-same store properties and elimination of non-property specific operations	(54,022)	(42,948)

Same store net operating income	$270,682	$268,751

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BRANDYWINE REALTY TRUST

Twelve Months Ended December 31, 2023

EBITDA COVERAGE RATIOS

Net income (loss)			$(197,403)

Add (deduct):

◾	Net gain on disposition of real estate		(7,736)

◾	Net gain on real estate venture transactions		(181)

◾	Income tax benefit		72

◾	Provision for impairment		131,573

◾	Provision for impairment on investment in unconsolidated real estate venture		37,175

◾	Interest expense		95,456

◾	Interest expense - amortization of deferred financing costs		4,369

◾	Interest expense - share of unconsolidated real estate ventures		31,982

◾	Depreciation and amortization		188,797

◾	Depreciation and amortization - share of unconsolidated real estate ventures		50,565

NAREIT EBITDA			$334,669
	Capital market, transactional and other items

◾	Net gain on sale of undepreciated real estate		(1,211)

◾	Stock-based compensation costs		10,726

◾	Liability management (buybacks, tenders and prepayments)		(138)

◾	Preferred equity partners’ share of EBITDA		3,686

◾	Partners’ share of consolidated real estate ventures interest expense		(4)

◾	Partners’ share of consolidated real estate ventures depreciation and amortization		(20)

EBITDA, excluding capital market, transactional and other items			$347,708

EBITDA, excluding capital market, transactional and other items/Total revenue			67.6%

◾	Interest expense (from above)		95,456

◾	Interest expense - share of unconsolidated real estate ventures		31,982

◾	Preferred equity partners’ share of interest expense		(3,125)

◾	Interest expense - partners’ share of consolidated real estate ventures		(4)

Total interest expense		(a)	$124,309

◾	Scheduled mortgage principal payments - share of unconsolidated real estate ventures		3,089

Total scheduled mortgage principal payments		(b)	$3,089

EBITDA (excluding capital market, transactional and other items) coverage ratios:

◾	Interest coverage ratio = EBITDA divided by (a)		2.8

◾	Debt service coverage ratio = EBITDA divided by (a) + (b)		2.7

◾	Ratio of net debt (including the Company’s share of unconsolidated real estate venture net debt) to annualized quarterly EBITDA, excluding capital market, transaction, and other items		7.5

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BRANDYWINE REALTY TRUST 2929 ARCH STREET SUITE 1800 PHILADELPHIA, PA 19104

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/BDN2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V31866-P06283 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRANDYWINE REALTY TRUST
The Board of Trustees recommends you vote FOR the following:
1. Election of Trustees
Nominees:	For	Against	Abstain

1a. Reginald DesRoches	☐	☐	☐	The Board of Trustees recommends you vote FOR proposals 2 and 3.	For	Against	Abstain

1b. James C. Diggs	☐	☐	☐	2. Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2024.	☐	☐	☐
1c. H. Richard Haverstick, Jr.	☐	☐	☐

1d. Terri A. Herubin	☐	☐	☐	3. Provide a non-binding, advisory vote on our executive compensation.	☐	☐	☐

1e. Joan M. Lau	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof shall be voted by the proxies appointed hereby in their discretion on the matter.
1f. Charles P. Pizzi	☐	☐	☐
1g. Gerard H. Sweeney	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V31867-P06283

Brandywine Realty Trust Annual Meeting of Shareholders

May 23, 2024 at 10:00 a.m. EDT

Shareholders may attend online at:

www.virtualshareholdermeeting.com/BDN2024

Proxy Solicited on Behalf of the Board of Trustees

The undersigned shareholder of Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”), hereby appoints Gerard H. Sweeney and James C. Diggs, and each of them, acting individually, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Shareholders of Brandywine Realty Trust to be held at 10:00 a.m. EDT on May 23, 2024, and at any postponement or adjournment thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast at such meeting and otherwise represent the undersigned at the meeting with all powers the undersigned would possess if personally present at the meeting.

This Proxy is solicited on behalf of the Board of Trustees. When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. If this Proxy is executed but no direction is made, this Proxy will be voted “FOR” the election of all trustees, “FOR” each of proposals 2 and 3. This Proxy also delegates discretionary authority with respect to any other business which may properly come before the meeting or any postponement or adjournment thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any Proxy previously submitted with respect to the meeting.

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS

Continued and to be signed on reverse side